                                                                     EXHIBIT 2.8

                          ___________________________


                               MERGER AGREEMENT

                                 by and among

                          CENTERPOINT ADVISORS, INC.,

                  CERTAIN MERGER SUBSIDIARIES OF CENTERPOINT,

                       HOLTHOUSE CARLIN & VAN TRIGT LLP,

           all of the Partners of HOLTHOUSE CARLIN & VAN TRIGT LLP,

                        the Member of the LLC Partner,

                                      and

               all of the Stockholders of the Corporate Partners

                                March 31, 1999

                          ___________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
ARTICLE I     THE MERGER..................................................   3
     1.1      Merger......................................................   3
     1.2      Effects of the Merger.......................................   3
     1.3      Directors and Officers of the Surviving Corporations........   4

ARTICLE II    CONSIDERATION AND MANNER OF PAYMENT.........................   4
     2.1      Merger Consideration........................................   4
              2.1.1  Basic Purchase Consideration.........................   4
              2.1.2  Treasury Stock.......................................   4
              2.1.3 Intentionally Omitted.................................   4
              2.1.4  Conversion of Mergersub Stock........................   4
              2.1.5  Exchange of Certificates.............................   5
     2.2      Post-Closing Adjustments to Basic Purchase Consideration....   5
              2.2.1  Adjustments for Net Working Capital Shortfall/Excess.   5
              2.2.2  Preliminary Balance Sheet and Adjustment.............   5
              2.2.3  Interim Adjustment...................................   5
              2.2.4  Final Adjustment.....................................   6
              2.2.5 Disputes..............................................   6
              2.2.6  Payment of Adjustments...............................   6
     2.3      Post-Closing Management of AR/..............................   7
     2.4      Assignment of Uncollected AR................................   7
     2.5      Definitions.................................................   7

ARTICLE III   THE CLOSING AND CONSUMMATION DATE...........................   8

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF HCVT......................   8
     4.1      Organization and Qualification..............................   8
     4.2      Company Subsidiaries........................................   9
     4.3      Authority; Non-Contravention; Approvals.....................   9
     4.4      Capitalization..............................................  10
     4.5      Year 2000...................................................  11
     4.6      Financial Statements........................................  12
     4.7      Absence of Undisclosed Liabilities..........................  12
     4.8      Unbilled Fees and Expenses..................................  12
     4.9      Absence of Certain Changes or Events........................  12
     4.10     Litigation..................................................  15
     4.11     Compliance with Applicable Laws.............................  16
     4.12     Licenses....................................................  16
     4.13     Material Contracts..........................................  16

                                      (i)

     4.14     Properties.................................................................. 19
     4.15     Intellectual Property....................................................... 20
     4.16     Taxes....................................................................... 21
     4.17     Employee Benefit Plans; ERISA............................................... 22
     4.18     Labor Matters............................................................... 24
     4.19     Environmental Matters....................................................... 25
     4.20     Insurance................................................................... 25
     4.21     Interest in Customers and Suppliers; Affiliate Transactions................. 26
     4.22     Business Relationships...................................................... 26
     4.23     Compensation................................................................ 26
     4.24     Bank Accounts............................................................... 27
     4.25     Professional Credentials.................................................... 27
     4.26     Disclosure; No Misrepresentation............................................ 27

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF THE SELLERS............................... 27
     5.1      Several Representations and Warranties...................................... 27
              5.1.1  Capitalization....................................................... 28
              5.1.2  Authority............................................................ 28
              5.1.3  Non-Contravention.................................................... 28
              5.1.4  Approvals............................................................ 29
              5.1.5  Litigation........................................................... 29
              5.1.6  No Transfer.......................................................... 29
              5.1.7  Disclosure........................................................... 29
              5.1.8  HCVT Representations and Warranties.................................. 30
              5.1.9  Partner Assets and Liabilities....................................... 30
     5.2      Joint and Several Representations and Warranties............................ 30

ARTICLE VI    REPRESENTATIONS AND WARRANTIES OF CENTERPOINT............................... 30
     6.1      Organization And Qualification.............................................. 31
     6.2      Capitalization.............................................................. 31
     6.3      No Subsidiaries............................................................. 32
     6.4      Authority; Non-Contravention; Approvals..................................... 32
     6.5      Absence of Undisclosed Liabilities.......................................... 33
     6.6      Litigation.................................................................. 33
     6.7      Compliance with Applicable Laws............................................. 34
     6.8      No Misrepresentation........................................................ 34

ARTICLE VII   CERTAIN COVENANTS AND OTHER TERMS........................................... 34
     7.1      Conduct of Business by HCVT, the Company and Partners Prior to the Effective
              Time........................................................................ 34
     7.2      No-Shop..................................................................... 37
     7.3      Schedules................................................................... 37
     7.4      Corporate Partner Stockholder Meeting; LLC Partner Member Meeting........... 38

                                      (ii)

     7.5      Pre-Closing Transactions........................................................ 39
              7.5.1  Conversion to Business Corporation; LLC Partner Capitalization........... 39
              7.5.2  Asset Transfer........................................................... 39
              7.5.3 Retained Assets........................................................... 39

ARTICLE VIII  ADDITIONAL AGREEMENTS........................................................... 39
     8.1      Access to Information........................................................... 39
     8.2      Registration Statement.......................................................... 40
     8.3      Expenses and Fees............................................................... 41
     8.4      Agreement to Cooperate.......................................................... 42
     8.5      Public Statements............................................................... 42
     8.6      Registration Rights............................................................. 42
     8.7      CenterPoint Covenants........................................................... 44
     8.8      Release of Guarantees........................................................... 44
     8.9      Lock-Up Agreement............................................................... 45
     8.10     Preparation and Filing of Tax Returns........................................... 45
     8.11     Maintenance of Insurance........................................................ 45
     8.12     Administration.................................................................. 45

ARTICLE IX    INDEMNIFICATION................................................................. 45
     9.1      Indemnification by the Sellers.................................................. 46
     9.2      Indemnification by CenterPoint.................................................. 48
     9.3      Indemnification Procedure for Third Party Claims................................ 49
     9.4      Direct Claims................................................................... 50
     9.5      Failure to Give Timely Notice................................................... 51
     9.6      Reduction of Loss............................................................... 51
     9.7      Limitation on Indemnities....................................................... 51
              9.7.1  Threshold for the Sellers................................................ 51
              9.7.2  Threshold for CenterPoint................................................ 51
              9.7.3  Limitations on Claims Against the Sellers................................ 52
              9.7.4  Limitation on Claims Against CenterPoint................................. 52
     9.8      Survival of Representations, Warranties and Covenants of the Partners,
              the Sellers and the Company; Time Limits on Indemnification Obligations......... 52
     9.9      Survival of Representations, Warranties and Covenants of CenterPoint; Time
              Limits on Indemnification Obligations........................................... 53
     9.10     Defense of Claims; Control of Proceedings....................................... 53
     9.11     Fraud; Exclusive Remedy......................................................... 53
     9.12     Manner of Satisfying Indemnification Obligations................................ 53
     9.13     Sellers' Representative......................................................... 53

ARTICLE X     CLOSING CONDITIONS.............................................................. 54
     10.1     Conditions to Each Party's Obligation to Effect the Merger...................... 54

                                     (iii)

     10.2     Conditions to Obligation of the Partners, the Sellers and the Company to
              Effect the Merger..............................................................  55
     10.3     Conditions to Obligation of CenterPoint to Effect the Merger...................  56

ARTICLE XI    TERMINATION, AMENDMENT AND WAIVER..............................................  59
     11.1     Termination....................................................................  59
     11.2     Effect of Termination..........................................................  60
     11.3     Amendment......................................................................  60
     11.4     Waiver.........................................................................  60

ARTICLE XII   TRANSFER RESTRICTIONS..........................................................  60
     12.1     Transfer Restrictions Generally................................................  60
     12.2     Release of Restrictions........................................................  61
     12.3     Legend.........................................................................  61

ARTICLE XIII  NONCOMPETITION.................................................................  62
     13.1     Prohibited Activities..........................................................  62
     13.2     Damages........................................................................  63
     13.3     Reasonable Restraint...........................................................  63
     13.4     Severability; Reformation......................................................  63
     13.5     Independent Covenant...........................................................  64
     13.6     Materiality....................................................................  64

ARTICLE XIV   [Reserved].....................................................................  64

ARTICLE XV    GENERAL PROVISIONS.............................................................  64
     15.1     Brokers........................................................................  64
     15.2     Notices........................................................................  64
     15.3     Interpretation.................................................................  65
     15.4     Certain Definitions............................................................  66
     15.5     Entire Agreement; Assignment...................................................  66
     15.6     Applicable Law.................................................................  66
     15.7     Counterparts...................................................................  66
     15.8     Parties in Interest............................................................  67

                                      (iv)

                               LIST OF SCHEDULES

Schedule 2.1               Consideration

Schedule 2.5               Net Working Capital Adjustment Items

Schedule 4.2               Company Subsidiaries

Schedule 4.3.2             Required Consents

Schedule 4.4               Capitalization

Schedule 4.7               Liabilities

Schedule 4.9               Certain Changes and Events

Schedule 4.10              Litigation

Schedule 4.11              Noncompliance with Applicable Laws

Schedule 4.12              Licenses and Permits

Schedule 4.13              Material Contracts

Schedule 4.14.1-1          Real Property

Schedule 4.14.1-2(a)       Exceptions Regarding Owned Property

Schedule 4.14.1-2(b)       Exceptions Regarding Leased Property

Schedule 4.14.2            Tangible Personal Property; Liens

Schedule 4.15              Intellectual Property

Schedule 4.16.1-1          Taxes

Schedule 4.16.1-2          Tax Audits

Schedule 4.17.1            Employee Plans

Schedule 4.17.2            Unwritten Employee Plans

                                      (v)

Schedule 4.18              Labor Matters

Schedule 4.19              Environmental Matters

Schedule 4.20              Insurance Policies

Schedule 4.21              Affiliate Transactions

Schedule 4.22              Business Relationships

Schedule 4.23              Compensation

Schedule 4.24              Bank Accounts

Schedule 5.1.9             Partner Assets and Liabilities

Schedule 6.2               CenterPoint's Capitalization

Schedule 6.5               Other Liabilities

Schedule 7.1.4             Terminated Agreements

Schedule 7.5.3             Retained Assets

Schedule 8.8               Sellers' Guarantees

Schedule 15.1              Brokers

Schedule 15.2.3            Sellers and Their Counsel

                                      (vi)

                               LIST OF EXHIBITS
                               ----------------

Exhibit A                  Partners and Sellers

Exhibit 10.2(c)            Form of Opinion of CenterPoint's Counsel

Exhibit 10.2(d)            Form of Incentive Compensation Agreement

Exhibit 10.2(f)            Form of Stockholders Agreement

Exhibit 10.3(c)            Form of Opinion of Counsel to Seller and Partners

Exhibit 10.3(d)(A)         Form of Separate Practice Agreement

Exhibit 10.3(d)(B)         Form of Services Agreement

Exhibit 10.3(j)            Form of Sellers' Release

CenterPoint agrees to furnish supplementally to the Securities Exchange Commission, upon request, a copy of any omitted exhibit or schedule to this Agreement.

                                     (vii)

                                 DEFINED TERMS
                                 -------------

AR.........................................................   Section 2.5(a)

Accounting Licenses........................................   Section 4.12

Actions....................................................   Section 4.10.1

Acquisition Transaction....................................   Section 13.1

Affiliate..................................................   Section 15.4

Affiliate Transactions.....................................   Section 4.21

Agreement..................................................   Introduction

applicable Corporate Partner...............................   Introduction

Arbitrator.................................................   Section 2.2.5

Asset Transfer.............................................   Introduction

Attest Entity..............................................   Section 7.1.2

Attestation Practice.......................................   Introduction

Basic Purchase Consideration...............................   Section 2.1.1

Business...................................................   Introduction

Carlin Mergersub...........................................   Introduction

Cash Consideration.........................................   Section 2.1.1

CCC........................................................   Section 1.1

CenterPoint................................................   Introduction

CenterPoint Accountants....................................   Section 2.2.2

CenterPoint Common Stock...................................   Section 2.1.1

CenterPoint Indemnified Party(ies).........................   Section 9.1

CenterPoint Material Adverse Effect........................   Section 6.4.3

CenterPoint Representatives................................   Section 8.1.1

CenterPoint Required Statutory Approvals...................   Section 6.4.3

Christian Mergersub........................................   Introduction

Closing....................................................   Article III

Closing Balance Sheet......................................   Section 2.2.2

                                     (viii)

Closing Date................................................  Article III

Code........................................................  Introduction

Company.....................................................  Introduction

Company Interests...........................................  Introduction

Company Material Adverse Effect.............................  Section 4.3.3

Company Representatives.....................................  Section 8.1.1

Company Subsidiary..........................................  Section 4.2

Conversion..................................................  Introduction

Contracts...................................................  Section 4.13

Copyrights..................................................  Section 4.15

Corporate Partner...........................................  Introduction

Corporate Partner Stock.....................................  Section 2.1.1

Defense Notice..............................................  Section 9.3.1

DGCL........................................................  Section 1.1

Direct Claim................................................  Section 9.4

Disputed Item...............................................  Section 2.2.5

Effective Time..............................................  Section 1.1

Employee Plan................................................ Section 4.17.5(a)

Environmental and Safety Requirements........................ Section 4.19

ERISA........................................................ Section 4.17.5(b)

Final Adjustment............................................. Section 2.2.4

Financial Statements......................................... Section 4.6

First Person................................................. Section 4.17.5(c)

Form S-1..................................................... Section 4.3.3

Form S-4..................................................... Section 4.3.3

Founding Companies........................................... Introduction

GAAP......................................................... Section 4.6

general increase............................................. Section 4.23

Governmental Authority....................................... Section 4.3.2

                                      (ix)

Hazardous Materials.........................................     Section 4.19

HCVT........................................................     Introduction

HCVT Interests..............................................     Introduction

Holthouse Mergersub.........................................     Introduction

HSR Act.....................................................     Section 4.3.3

Hutchins Mergersub..........................................     Introduction

Incentive Compensation Agreement............................     Section 10.2(d)

Indemnified Party...........................................     Section 9.3.1

Indemnifying Party..........................................     Section 9.3.1

Intellectual Property.......................................     Section 4.15

Intellectual Property Licenses..............................     Section 4.15

Interests...................................................     Introduction

Interim Adjustment..........................................     Section 2.2.3

IPO.........................................................     Introduction

Knowledge...................................................     Section 15.4

Latest Balance Sheet........................................     Section 4.6

Laws........................................................     Section 4.11

Leased Property.............................................     Section 4.14.1

Licenses....................................................     Section 4.12

Liens.......................................................     Section 4.3.2

Liquidated Damages Amount...................................     Section 7.3

LLC Partner.................................................     Introduction

LLC Partner Capitalization..................................     Introduction

LLC Partner Interests.......................................     Section 2.1.1

Losses......................................................     Section 9.1

Market Price................................................     Section 9.12

Marks.......................................................     Section 4.15

Material Contracts..........................................     Section 4.13

Member......................................................     Introduction

                                      (x)

Merger.................................................     Introduction

Merger Documents.......................................     Section 1.1

Mergersub Stock........................................     Section 6.2.1

Mergersubs.............................................     Introduction

Net Working Capital....................................     Section 2.5(b)

Newco..................................................     Introduction

1933 Act...............................................     Section 4.3.3

1934 Act...............................................     Section 9.1(c)

Organizational Documents...............................     Section 4.1

Other Agreements.......................................     Introduction

Other Founding Companies...............................     Section 9.1

Other Mergers..........................................     Introduction

Owned Property.........................................     Section 4.14.1

Partners...............................................     Introduction

Pass Mergersub.........................................     Introduction

Patents................................................     Section 4.15

Person.................................................     Section 15.4

Plan Affiliate.........................................     Section 4.17.5(c)

Real Property..........................................     Section 4.14.1

Registration Statements................................     Section 4.3.3

Resolution Period......................................     Section 2.2.5

Restricted Shares......................................     Section 12.1

Retained Assets........................................     Section 7.1.4

Retained Liabilities...................................     Section 7.1.4

Returns................................................     Section 4.16.1

Schedules..............................................     Section 7.3

SEC....................................................     Section 4.3.3

Securities Act.........................................     Section 4.3.3

Seller Indemnified Party...............................     Section 9.2

                                      (xi)

Sellers......................................................... Section 1.1

Sellers' Representative......................................... Section 9.13

Shuman Mergersub................................................ Introduction

Special Bonus Plan.............................................. Section 2.5(c)

Stock Consideration............................................. Section 2.1.1

Stockholders.................................................... Introduction

Stockholders Agreement.........................................  Section 10.2(f)

Surviving Corporations.........................................  Section 1.2

Target.......................................................... Section 2.5(d)

Tax Accrual..................................................... Section 2.5(e)

Taxes........................................................... Section 4.16.2

Territory....................................................... Section 13.1(a)

Third Party Claim............................................... Section 9.3.1

Trade Secrets................................................... Section 4.15

Underwriters.................................................... Section 8.1.1

Van Trigt Mergersub............................................. Introduction

Voting Agreement................................................ Introduction

Warburton Mergersub............................................. Introduction

                                     (xii)

                               MERGER AGREEMENT
                               ----------------


     THIS MERGER AGREEMENT (this "AGREEMENT") is made as of March __, 1999, by and among CenterPoint Advisors, Inc., a Delaware corporation ("CENTERPOINT"), Pass Megersub LLC, a Delaware limited liability company and wholly owned subsidiary of CenterPoint ("PASS MERGERSUB"), Holthouse Mergersub Inc., a Delaware corporation and wholly owned subsidiary of CenterPoint ("HOLTHOUSE MERGERSUB"), Carlin Mergersub Inc., a Delaware corporation and wholly owned subsidiary of CenterPoint ("CARLIN MERGERSUB"), Van Trigt Mergersub Inc., a Delaware corporation and wholly owned subsidiary of CenterPoint ("VAN TRIGT MERGERSUB"), Christian Mergersub Inc., a Delaware corporation and wholly owned subsidiary of CenterPoint ("CHRISTIAN MERGERSUB"), Hutchins Mergersub Inc., a Delaware corporation and wholly owned subsidiary of CenterPoint ("HUTCHINS MERGERSUB"), Shuman Mergersub Inc., a Delaware corporation and wholly owned subsidiary of CenterPoint ("SHUMAN MERGERSUB"), Warburton Mergersub Inc., a Delaware corporation and wholly owned subsidiary of CenterPoint ("WARBURTON MERGERSUB"),(each of Holthouse Mergersub, Carlin Mergersub, Van Trigt Mergersub, Christian Mergersub, Hutchins Mergersub, Shuman Mergersub and Warburton Mergersub a "MERGERSUB" and, collectively, the "MERGERSUBS"), Holthouse Carlin & Van Trigt LLP, a California limited liability partnership ("HCVT"), J. Pass LLC, a Delaware limited liability company (the "LLC PARTNER"), the partners of HCVT which are corporations (each a "CORPORATE PARTNER" and, collectively, the "CORPORATE PARTNERS" and, together with Janet L. Pass (prior to the LLC Partner Capitalization) and the LLC Partner (after the LLC Partner Capitalization), the "PARTNERS"), the member of the LLC Partner (the "MEMBER") and the stockholders of each of the Corporate Partners (each a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS"), in each case as such Partner, Member and Stockholder is identified on Exhibit A to this Agreement.
              ---------


                                  WITNESSETH:

     WHEREAS, the Partners are the sole partners, beneficially and of record, of HCVT;

     WHEREAS, the Stockholders are the sole owners and holders of record of all of the outstanding shares of capital stock of each of their respective Corporate Partners, and the Member is the sole owner and holder of record of all of the membership interests of the LLC Partner;

     WHEREAS, HCVT engages directly, and indirectly through the Company Subsidiaries in the business of providing accounting, tax and other related services (such business provided by HCVT is referred to as the "BUSINESS");

     WHEREAS, prior to, and in anticipation of, completion of the transactions contemplated hereby (a) HCVT will form, transfer, assign and convey to a wholly owned Delaware limited liability company ("NEWCO" or the "COMPANY") all of HCVT's right, title and interest in and to all of its assets and liabilities (including without limitation of HCVT's rights, duties and obligations under this Agreement) (the "ASSET TRANSFER"), (b) the Partners will dissolve HCVT and, in exchange for each of their partnership interests in HCVT (the "HCVT INTERESTS"), will receive allocated membership interests in Newco (the " COMPANY INTERESTS" and, together with the HCVT Interests, the "INTERESTS"), (c) the Company will cease to provide services related to the practice of accounting that, pursuant to applicable laws and regulations, may only be conducted by certified public accountants (the "ATTESTATION PRACTICE"), (d) the Stockholders will cause the conversion of each of their respective Corporate Partners from a professional corporation to a business corporation by amending each of such Corporate Partner's Organizational Documents (as defined in Section 4.1) such that it converts to a business corporation (the "CONVERSION"), and (e) the Member shall transfer all of her right, title and interest in and to the Interests to the LLC Partner (the "LLC PARTNER CAPITALIZATION");

     WHEREAS, the Boards of Directors of each of the Mergersubs, CenterPoint and the Corporate Partners, and the Managing Partner of the LLC Partner, deems it advisable and in the best interests of the shareholder and member to approve and consummate the business combination transaction provided for herein in which (i) each Mergersub would merge with the applicable Corporate Partner, with such Corporate Partner being the surviving corporation in each such merger, and (ii) the LLC Partner would merge with Pass Mergersub, with the LLC Partner being the surviving limited liability company in such merger (collectively, the "MERGER"). For purposes of this Agreement, the term "APPLICABLE CORPORATE PARTNER" shall mean the Corporate Partner the sole shareholder of which is the individual who bears the same last name as is contained in the corporate name of a given Mergersub;

     WHEREAS, certain Stockholders and the Member have entered into a Voting Agreement dated the date hereof (the "VOTING AGREEMENT") pursuant to which, among other things, such Stockholders and the Member have agreed to vote the shares of capital stock or membership interests, as applicable, of the Company that such Stockholders and Member own or control, directly or indirectly, to approve the Merger and the transactions contemplated by this Agreement;

     WHEREAS, CenterPoint is entering into other agreements (the "OTHER AGREEMENTS") substantially similar to this Agreement with each of Reznick Fedder & Silverman, P.C., Robert F. Driver Company, Inc., Mann Frankfort Stein & Lipp, P.C., The Reppond Company, Inc., Reppond Administrators, LLC, Verasource Excess Risk Ltd., Berry, Dunn, McNeil & Parker, Chartered, Urbach Kahn & Werlin PC, Self Funded Benefits, Inc. d/b/a Insurance Design Administrators, Grace & Company, P.C., Simione, Scillia, Larrow & Dowling LLC, and Follmer Rudzewicz & Co., P.C. (which companies, together with the Company, are collectively referred to herein as the "FOUNDING COMPANIES"), which agreements provide for the merger of a wholly owned subsidiary of CenterPoint with each such Founding Company (the "OTHER MERGERS") simultaneously with the Merger; CenterPoint has provided a side letter to each holder of equity interests of the Company to such effect;

     WHEREAS, simultaneously with the consummation of the Acquisition, CenterPoint will close an initial public offering (the "IPO") of CenterPoint Common Stock (as defined in Section 2.1); and
                            -----------

     WHEREAS, the parties intend the acquisition of CenterPoint Common Stock pursuant to the terms hereof to be tax-free under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  Merger.  Upon the terms and subject to the conditions set forth in
          ------
this Agreement and in reliance upon the representations and warranties set forth herein, (i) each Mergersub shall be merged with and into the applicable Corporate Partner, the result of which will cause the separate corporate existence of each such Mergersub to cease and the applicable Corporate Partner to continue under the laws of the State of California, and (ii) the LLC Partner shall be merged with and into Pass Mergersub, the result of which will cause the separate existence of Pass Mergersub to cease and such LLC Partner to continue under the laws of the State of Delaware. As promptly as possible on the Closing Date, the parties shall cause the Merger to be completed by filing articles of merger and certificates of merger, as applicable (the "MERGER DOCUMENTS"), with the Secretary of State of the State of California, as provided in the California Corporations Code, as amended (the "CCC"), and with the Secretary of State of the State of Delaware, as provided in the General Corporation Law of the State of Delaware (the "DGCL"). The Merger shall become effective (the "EFFECTIVE TIME") upon the filing of the Merger Documents with the Secretary of State of the State of California and the Secretary of State of the State of Delaware or at such later time, contemporaneously with the closing of the IPO, as agreed by the Stockholders and the Member (collectively, the "SELLERS") and CenterPoint and specified in the Merger Documents.

     1.2  Effects of the Merger.  At the Effective Time (i) the separate
          ---------------------
existence of each Mergersub shall cease and each Mergersub shall be merged with and into the applicable Corporate Partner, with such Corporate Partner being the surviving corporation in the Merger, (ii) the separate existence of the Pass Mergersub shall cease and Pass Mergersub shall be merged with and into the LLC Partner, with the LLC Partner being the surviving company in the Merger (the Corporate Partners and the LLC Partner are sometimes collectively referred to herein as the

"SURVIVING CORPORATIONS"), (iii) the Articles of Incorporation and By-laws of the Corporate Partners and the organizational documents of the LLC Partner shall be amended in form and substance acceptable to CenterPoint and as specified in the Merger Documents, (iv) the Merger shall have all the effects provided by applicable law, and (v) each of the Partners shall be a wholly-owned subsidiary of CenterPoint.

     1.3  Directors and Officers of the Surviving Corporations.  From and after
          ----------------------------------------------------
the Effective Time, the directors and officers of each Mergersub shall be the directors and officers of the applicable Corporate Partner, and the manager of Pass Mergersub shall remain the manager of Pass Mergersub, in each case until their successors are duly elected and qualified.

                                  ARTICLE II

                      CONSIDERATION AND MANNER OF PAYMENT

     2.1  Merger Consideration.
          --------------------

          2.1.1  Basic Purchase Consideration.  At the Closing, by virtue of the
                 ----------------------------
Merger and without any action on the part of the holders thereof, (i) the outstanding shares of capital stock of each Corporate Partner, consisting of such number of shares of common stock, and at such par value per share, as is set forth next to the name of each such Corporate Partner on Schedule 4.4 hereto
                                                             ------------
(the "CORPORATE PARTNER STOCK"), and (ii) the membership interests of the LLC Partner, consisting of such equity ownership as is set forth next to the name of the LLC Partner on Schedule 4.4 hereto (the "LLC PARTNER INTERESTS"), shall be
                   ------------
converted into the right to receive: (a) that number of shares of CenterPoint common stock, par value $.01 per share (the "CENTERPOINT COMMON STOCK"), determined in accordance with the formula in Schedule 2.1 (the "STOCK
                                             ------------
CONSIDERATION") and (b) the amount of cash in Schedule 2.1 (the "CASH
                                              ------------
CONSIDERATION"). The sum of the Cash Consideration and the Stock Consideration is herein referred to as "BASIC PURCHASE CONSIDERATION."

          2.1.2  Treasury Stock.  Each share of capital stock of each Corporate
                 --------------
Partner held in treasury of such Corporate Partner shall be canceled and retired and no payment shall be made in respect thereof.

          2.1.3  Intentionally Omitted.
                 ---------------------

          2.1.4  Conversion of Mergersub Stock.  At the Effective Time, (i) each
                 -----------------------------
share of Mergersub Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of the applicable Corporate Partner, and (ii) each one percent (1%) membership interest in an Pass Mergersub outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a one percent (1%) membership interest of the LLC Partner. Such newly issued shares and membership interests shall thereafter constitute all of the issued and outstanding capital stock and membership interests of the Surviving Corporations.

          2.1.5  Exchange of Certificates.  At the Closing, the Stockholders
                 ------------------------
shall deliver to CenterPoint the original Corporate Partner Stock certificates, duly endorsed in blank by the Stockholders or accompanied by blank stock powers, and the Member shall deliver to CenterPoint the original LLC Partner Interest certificates, duly endorsed in blank by the Member or accompanied by blank assignments separate from certificate or other conveyance documents in form and substance acceptable to CenterPoint, in exchange for the allocated share of (a) CenterPoint Common Stock certificates representing the Stock Consideration and
(b) payment of the Cash Consideration by certified check, cashier's check or wire transfer of immediately available funds to a bank account or bank accounts in the amounts and manner specified by the Seller Representative in a writing delivered to CenterPoint at least three (3) business days prior to the Closing Date. The shares represented by the Corporate Partner stock certificates so delivered, and the membership interests represented by the LLC Partner Interest conveyance documents so delivered, shall be canceled. Until surrendered as contemplated by this Section 2.1.5, each certificate representing shares of Corporate Partner Stock, and each document of conveyance representing LLC Partner Interests, represents only the right to receive Basic Purchase Consideration, as adjusted in accordance with this Article II.

     2.2  Post-Closing Adjustments to Basic Purchase Consideration.
          --------------------------------------------------------

          2.2.1  Adjustments for Net Working Capital Shortfall/Excess.  The
                 ----------------------------------------------------
     Basic Purchase Consideration shall be (a) reduced dollar-for-dollar to the extent Net Working Capital on the Closing Date is less than the Target or
     (b) increased dollar-for-dollar to the extent Net Working Capital on the Closing Date is greater than the Target.

          2.2.2  Preliminary Balance Sheet and Adjustment. At or about the
                 ----------------------------------------
     Closing, the Company will prepare, and the firm of PricewaterhouseCoopers LLP (the "CENTERPOINT ACCOUNTANTS") will review a balance sheet of the Company, as of the Closing Date, in accordance with GAAP and consistent with the accounting policies and practices used in connection with the preparation of the Financial Statements (the "CLOSING BALANCE SHEET") along with a preliminary calculation of any excess or shortfall of Net Working Capital as compared to the Target.

          2.2.3  Interim Adjustment. As soon as practicable, the Company will
                 ------------------
     prepare and deliver to CenterPoint a revised calculation of Net Working Capital reflecting all collections of AR up to the date 90 days from the Closing Date. Within ten (10) days of receipt of such calculation, CenterPoint will deliver to the Sellers' Representative a written report indicating the amount and nature of any adjustment to the Basic Purchase Consideration determined in accordance with Section 2.2.1 (the "INTERIM
                                                 -------------
     ADJUSTMENT").

          2.2.4  Final Adjustment.  As soon as practicable, the Company will
                 ----------------
     prepare and deliver to CenterPoint, a final calculation of Net Working Capital revised to reflect all collections of AR up to the date one hundred eighty (180) days from the Closing Date. CenterPoint will review such calculation and any records, workpapers and other documents related thereto. Within ten (10) days of receipt of such calculation, CenterPoint will deliver to the Sellers' Representative a written report indicating the amount and nature of any adjustment to the Basic Purchase Consideration determined in accordance with Section 2.2.1 (the "FINAL ADJUSTMENT").
                                   -------------

          2.2.5  Disputes. The parties hereto shall not object to the Interim
                 --------
     Adjustment which shall be binding on the parties hereto, and shall withhold all objections until delivery of the Final Adjustment report. If the Sellers' Representative does not object (or otherwise respond) in writing to the Final Adjustment report within thirty (30) days after its delivery, the Final Adjustment shall automatically become final, binding and conclusive on all parties hereto. Any objection to the Final Adjustment report shall be in writing and shall specify the item or items in dispute (each a "DISPUTED ITEM").

          If the Sellers' Representative and CenterPoint are unable to resolve any Disputed Item within thirty (30) days after notice from the Sellers' Representative that a dispute exists (the "RESOLUTION PERIOD") then a representative from the office of a nationally recognized accounting firm (the "ARBITRATOR") selected jointly by CenterPoint and the Sellers' Representative will arbitrate the dispute. The Sellers' Representative and CenterPoint shall, within twenty (20) days after expiration of the Resolution Period, present their respective positions with respect to any Disputed Item to the Arbitrator together with such materials as the Arbitrator deems appropriate. To the extent any Disputed Item is similar to a disputed item under the Other Agreements, the Arbitrator shall arbitrate the Disputed Item based on the submitted materials and without regard to the disputed item under the Other Agreements. The Arbitrator shall, after the submission of the materials, submit a written decision on each Disputed Item to the Sellers' Representative and CenterPoint and such determination shall be final and binding on the parties hereto. The arbitration shall be conducted in Chicago, Illinois. The parties hereto agree that the cost of the Arbitrator shall be borne by the non-prevailing party or as determined by the Arbitrator.

          2.2.6  Payment of Adjustments.  In the event Net Working Capital is
                 ----------------------
     less than the Target, the Sellers shall pay the amount of the shortfall to CenterPoint. In the event Net Working Capital is greater than the Target, CenterPoint shall pay the amount of the excess to the Sellers. Any payment required to be made pursuant to this paragraph shall be made, within ten
     (10) days of delivery of the report indicating any adjustment, by wire transfer of immediately available funds to an account designated in writing by the party that is to receive payment of such adjustment. In respect of the Final Adjustment, the party making a payment required by such adjustment shall make such payment within ten days after the

     Final Adjustment becomes final and shall receive credit for or return of any amount previously paid in connection with the Interim Adjustment.

     2.3  Post-Closing Management of AR.  Following the Closing, the billing,
          -----------------------------
servicing, administering and collection of the AR shall be conducted by the Company. The Company shall take all such actions as may be necessary or advisable to collect the AR in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Company's credit and collection policy in effect at Closing. The Company may modify, adjust or write-off AR from time to time in accordance with the Company's credit and collection policy in effect at Closing. Unless otherwise required by contract or law, payments by an obligor in respect of services rendered or expenses advanced by the Company shall be applied as follows: in the event any such payment specifically references the invoice being paid or clearly relates to an outstanding invoice, the payment will be applied to the corresponding invoice; and, in any other case, the payment will be applied to satisfy AR relating to such obligor in the order that such AR arose. Any adjustment, modification or write-off affecting AR and fees and expenses receivable and unbilled fees and expenses of the Company incurred after Closing with respect to the same client engagement shall be allocated ratably to the pre-Closing and post-Closing periods.

     2.4  Assignment of Uncollected AR.  If any AR remain uncollected by the
          ----------------------------
Company as of one hundred eighty (180) days after the Closing Date, the Company will assign the uncollected AR to the Sellers. Notwithstanding the foregoing, the Company will retain the sole right to service, administer and collect the uncollected AR in accordance with Section 2.4.
                                  -----------

     2.5  Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the following meanings:

          (a) "AR" means any fees and expenses receivable and unbilled fees and expenses of the Company on the Closing Date.

          (b) "NET WORKING CAPITAL" means an amount determined as of the Closing Date, whenever calculated, equal to difference between: (i) the sum of any AR, prepaid expenses and other current assets less (ii) the sum of
                                                          ----
     accounts payable, accrued current liabilities, the items listed on Schedule
                                                                        --------
     2.5, the Tax Accrual and the portion of employer-paid FICA attributable to
     ---
     Medicare, payable in connection with deferred compensation and the Special Bonus Plan. For purposes of this Section 2.5(b), the Special Bonus Plan
                                       --------------
     accrual shall not constitute a current liability.

          (c)  "SPECIAL BONUS PLAN" means the Company's Special Bonus Plan.

          (d) "TARGET" means an amount equal to one percent (1%) of the Company's net revenues for the four quarter period ending on the last day of the calendar quarter prior to Closing.

          (e) "TAX ACCRUAL" means an amount equal to the product of (i) Net Working Capital (calculated before deduction of the Tax Accrual) less an amount equal to any tax deductions realized by CenterPoint as a result of any payments pursuant to the Special Bonus Plan and (ii) the sum of 34% plus the effective state tax rate on the Company (net of federal tax benefit). A negative Tax Accrual shall be treated as a current asset for purposes of Section 2.5(b)(i).
                 -----------------


                                  ARTICLE III

                       THE CLOSING AND CONSUMMATION DATE

     The consummation of the Acquisition and the other transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Katten Muchin & Zavis, Chicago, Illinois, contemporaneously with the closing of the IPO, or at such other time and date as the parties hereto may mutually agree ("CLOSING DATE").


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF HCVT

     HCVT hereby represents and warrants to CenterPoint, as of the date hereof and, subject to Section 7.3, as of the date on which CenterPoint and the lead
                -----------
Underwriter (as defined in Section 8.1.1) execute and deliver the Underwriting
                           -------------
Agreement related to the IPO and as of the Closing Date, as follows (provided,
                                                                     --------
however, that all representations and warranties with respect to the Company
-------
shall be as of the Closing Date):

     4.1  Organization and Qualification.  As of the date hereof, HCVT is a
          ------------------------------
limited liability partnership duly organized, validly existing and in good standing under the laws of the State of California. As of the Closing, following the transactions contemplated in Section 7.5 hereof, the Company will
                                           -----------
be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Company Subsidiary (if any) is duly organized, validly existing and in good standing under the laws of the state of its organization set forth on Schedule 4.2. Each of HCVT, the
                                           ------------
Company and the Company Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of HCVT's, the Company's and each Company Subsidiary's Organizational Documents, in each case as in effect on the date hereof, have heretofore been delivered to CenterPoint. "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation (professional or otherwise), (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of any limited partnership, (d) the operating or limited liability company agreement and certificate of formation of any limited liability company, (e) the limited liability partnership agreement and the certificate of limited liability partnership for any limited liability partnership, (f) any charter or similar document adopted and filed in connection with the creation, formation, organization or governance (as applicable) of any Person and (g) any amendment to any of the foregoing.

     4.2  Company Subsidiaries.  Schedule 4.2 sets forth the name (including any
          --------------------   ------------
assumed names), jurisdiction of organization and ownership of the issued and outstanding equity interests of each Person in which HCVT owns, directly or indirectly, securities or other interests having the power to elect a majority of such Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such Person (each a "COMPANY SUBSIDIARY" and, collectively, the "COMPANY SUBSIDIARIES"). Except as set forth on Schedule 4.2, HCVT does not, directly or indirectly, own, of record
             ------------
or beneficially, or control any capital stock, securities convertible into capital stock or any other equity interest in any Person.

     4.3  Authority; Non-Contravention; Approvals.
          ---------------------------------------

          4.3.1 HCVT has full right, power and authority to enter into this Agreement and, subject to the approval of the Merger and the transactions contemplated hereby by the Company's Stockholders and Member, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger and the transactions contemplated hereby by the Company's Partners. This Agreement has been duly executed and delivered by HCVT, and, assuming the due authorization, execution and delivery hereof by CenterPoint, constitutes a valid and legally binding agreement of HCVT, enforceable against HCVT in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          4.3.2 The execution and delivery of this Agreement by HCVT does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any claim, lien, privilege, mortgage, charge, hypothecation, assessment, security interest, pledge or other encumbrance, conditional sales contract, equity charge, restriction or adverse claim of interest of any kind or nature whatsoever (each a "LIEN" and, collectively, the "LIENS"), upon any of the properties or assets of HCVT, the Company or any Company Subsidiary under, any of the terms, conditions or provisions of (i) the Organizational Documents of HCVT, the Company or any Company Subsidiary, (ii) following completion of the actions contemplated by Section 7.5 hereof, any statute,
                                               -----------
     law, ordinance, rule, regulation,
     judgment, decree, order, injunction, writ, permit or license of any court or federal, state, provincial, local or foreign government, or any subdivision, agency or authority of any thereof ("GOVERNMENTAL AUTHORITY") applicable to HCVT, the Company, any Company Subsidiary, or the Business, properties or assets of HCVT, the Company or any Company Subsidiary, except for those items discussed in (ii) above relating to regulating, licensing or permitting the practice of public accountancy, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which HCVT, the Company or any Company Subsidiary is a party or by which HCVT, the Company, any Company Subsidiary or any of the properties or assets of HCVT, the Company or any Company Subsidiary may be bound or affected. The consummation by HCVT and the Company of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination, creation or acceleration of Liens under the terms, conditions or provisions of the items described in clauses (i) through
     (iii) of the immediately preceding sentence, subject in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Closing Date) such consents required from third parties set forth on Schedule 4.3.2 and except for those items
                                --------------
     discussed in (ii) and (iii) above, relating to regulating, licensing or permitting the practice of public accounting.

          4.3.3 Except for (i) the filing in connection with the IPO of a registration statement on Form S-1 (the "FORM S-1") and the filing of a registration statement on Form S-4 (the "FORM S-4") (Form S-1 and Form S-4 are collectively, the "REGISTRATION STATEMENTS") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"or the "1933 ACT"), the declaration of the effectiveness thereof by the SEC and filings, if required, with various state securities or "blue sky" authorities, (ii) any filing which may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR ACT"), and (iii) any filing which may be required by any Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by HCVT or the consummation by HCVT and the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, have a "COMPANY MATERIAL ADVERSE EFFECT," which, for purposes of this Agreement means a material adverse effect on the operations, assets, condition (financial or other), operating results, employee or client relations, or prospects of HCVT, the Company or any Company Subsidiary.

     4.4  Capitalization.
          --------------

          4.4.1 Each Partner's percentage ownership of HCVT and the Company is truly and accurately set forth beside such Partner's name on Schedule 4.4.
                                                                  ------------
     The authorized
     capital stock or other equity ownership interests of each of the Company Subsidiaries, if any, and the number of such shares (or other equity ownership interests) issued and outstanding is completely and accurately set forth in Schedule 4.4. All of such issued and outstanding shares or
                  ------------
     other equity ownership interests of HCVT, the Company and each Company Subsidiary are validly issued and are fully paid, nonassessable, free of preemptive rights, and free and clear of all Liens. The Partners are all of the partners of HCVT and own beneficially and of record all of the HCVT Interests as set forth in Schedule 4.4, which Interests constitute all of
                               ------------
     the equity ownership interests in HCVT. As of the Closing Date, the Partners will be all of the members of the Company and will own, beneficially and of record, all of the Company Interests as set forth on
     Schedule 4.4, which Interests will constitute all of the outstanding
     ------------
     membership interests in the Company, free and clear of all Liens. HCVT or the Company, as applicable, owns all shares (or other equity ownership interests) of the Company's Subsidiaries as indicated on Schedule 4.4, in
                                                              ------------
     each case free and clear of all Liens, and HCVT or the Company, as applicable, has good and marketable title to such shares (or other equity ownership interests) of the Company Subsidiaries. All of such issued and outstanding shares (or other equity ownership interests) are validly issued and are fully paid, nonassessable and free of preemptive rights.

          4.4.2  Except as set forth on Schedule 4.4, there are no outstanding
                                        ------------
     subscriptions, options, calls, contracts, commitments, undertakings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to issue, deliver or sell, or cause to be issued, delivered or sold, additional partnership interests (or other equity ownership interests) in HCVT, the Company or any Company Subsidiary or obligating HCVT, the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment or obligating HCVT, the Company or any Company Subsidiary to convey or transfer any ownership interests in HCVT, the Company or in any Company Subsidiary, as the case may be. As of the Closing Date, there will be no voting trusts, proxies or other agreements or understandings to which HCVT, the Company or any Company Subsidiary is a party or is bound with respect to the voting of any equity interests of HCVT, the Company or any Company Subsidiary.

     4.5  Year 2000.  To the Knowledge of HCVT, all of the computer software,
          ---------
computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by HCVT, the Company or any Company Subsidiary in the conduct of the Business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth (20/th/) and twenty-first (21/st/) centuries and (ii) date-related data in connection with any valid date in the twentieth (20/th/) and twenty-first (21/st/) centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a Company Material

Adverse Effect. Nothing in this Section 4.5 is intended or shall be construed as
                                -----------
a representation or warranty with respect to embedded systems.

     4.6  Financial Statements.  HCVT has previously furnished to CenterPoint
          --------------------
copies of the audited consolidated balance sheets of HCVT as of December 31 in each of the years 1997 and 1998 (the "LATEST BALANCE SHEET"), and the related audited consolidated statements of income, Partners' equity and cash flow for each of the years in the three (3)-year period ended December 31, 1998, including all notes thereto (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements is accurate and complete in all material respects, is consistent with the books and records of HCVT and the Company Subsidiaries (which, in turn, are accurate and complete in all material respects), and fairly presents in all material respects the financial condition, assets and liabilities of HCVT and the Company Subsidiaries as of its date and the results of operations and cash flows for the periods related thereto, in each case in accordance with generally accepted accounting principles, applied on a consistent basis ("GAAP").

     4.7  Absence of Undisclosed Liabilities.  Except as disclosed in Schedule
          ----------------------------------                          --------
4.7, neither HCVT, the Company nor any Company Subsidiary had, as of the date of
---
the Latest Balance Sheet, nor has it incurred since that date, any liabilities or obligations of any nature (whether known or unknown, absolute, contingent, accrued, direct, indirect, perfected, inchoate, unliquidated or otherwise), except (i) to the extent clearly and accurately reflected or accrued or fully reserved against in the Financial Statements or (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and consistent with past custom and practices (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim, legal violation or lawsuit).

     4.8  Unbilled Fees and Expenses.  At the Closing all unbilled fees and
          --------------------------
expenses at net realizable value reflected in the records of the Company and the Company Subsidiaries arose in the ordinary course of business and will be billable in the ordinary course of business using normal billing practices and adjustments employed as of the date of this Agreement by the Company and each Company Subsidiary. Upon such billing, any such amounts will be collectible in the ordinary course of business using normal collection practices and policies employed by HCVT (net of any allowance for doubtful accounts determined in accordance with HCVT's and any Company Subsidiaries' past practice and custom).

     4.9  Absence of Certain Changes or Events.  Except as set forth on Schedule
          ------------------------------------                          --------
4.9, since the date of the Latest Balance Sheet, each of HCVT, the Company and
---
the Company Subsidiaries has conducted its business only in the ordinary course consistent with past custom and practices. Except as set forth on Schedule 4.9
                                                                  ------------
since the date of the Latest Balance Sheet, there has not been any:

          (a) material adverse change in the operations, condition (financial or otherwise), operating results, assets, liabilities, employee or client relations or prospects of HCVT, the Company or any Company Subsidiary;

          (b) damage, destruction or loss of any property owned by HCVT, the Company or any Company Subsidiary, or used in the operation of the Business, whether or not covered by insurance, having a replacement cost or fair market value in excess of five percent (5%) of the amount of net property, plant and equipment shown on the Latest Balance Sheet, in the aggregate;

          (c) voluntary or involuntary sale, transfer, surrender, cancellation, abandon ment, waiver, release or other disposition of any kind by HCVT, the Company or any Company Subsidiary of any right, power, claim or debt, except the collection of accounts and billing of work-in-process, each in the ordinary course of business consistent with past custom and practices;

          (d) strike, picketing, boycott, work stoppage, union organizational activity, allegation, charge or complaint of employment discrimination or other labor dispute or similar occurrence that is reasonably expected to adversely affect HCVT, the Company, a Company Subsidiary or the Business;

          (e) loan or advance by HCVT, the Company or any Company Subsidiary to any Person, other than as a result of services performed for, or expenses properly and reasonably advanced for the benefit of, customers in the ordinary course of business consistent with past custom and practices;

          (f) notice (formal or otherwise) of any liability, potential liability or claimed liability relating to environmental matters;

          (g) declaration, setting aside, or payment of any dividend or other distribution in respect of HCVT's or the Company's capital stock or other equity interests or any direct or indirect redemption, purchase, or other acquisition of HCVT's or the Company's or any Company Subsidiary's capital stock or other equity interests, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate (as defined in
     Section 15.4) of HCVT, the Company or any Company Subsidiary, except
     ------------
     bonuses and distributions to employees and Partners disclosed to CenterPoint in writing that are consistent with the Company's past custom and practices or as otherwise contemplated by this Agreement;

          (h) incurrence by the Company or any Company Subsidiary of debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges (but not penalties, interest or fines in respect thereof), and obligations or liabilities incurred by virtue of the execution of this Agreement;

          (i) issuance by HCVT, the Company or any Company Subsidiary of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

          (j) entry by HCVT, the Company or any Company Subsidiary into, or amendment or termination of, any material commitment, contract, agreement, or transaction, other than in the ordinary course of business and other than expiration of contracts in accordance with their terms;

          (k) loss or threatened loss of, or any material reduction or threatened material reduction in revenues from, any client of HCVT, the Company or any Company Subsidiary that accounted for revenues during the last twelve (12) months in excess of one percent (1%) of the consolidated net revenues of HCVT, the Company and the Company Subsidiaries, or change in the relationship of HCVT, the Company or any Company Subsidiary with any client or Governmental Authority that is reasonably expected to adversely affect HCVT, the Company, any Company Subsidiary or the Business;

          (l) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by HCVT, the Company or any Company Subsidiary;

          (m) discharge or satisfaction by HCVT, the Company or any Company Subsidiary of any material liability or encumbrance or payment by HCVT, the Company or any Company Subsidiary of any material obligation or liability, other than current liabilities paid in the ordinary course of its business consistent with past custom and practices;

          (n) sale, lease or other disposition by HCVT, the Company or any Company Subsidiary of any tangible assets (having an aggregate replacement cost or fair market value in excess of five percent (5%) of the amount of net property, plant and equipment shown on the Latest Balance Sheet) other than in the ordinary course of business, or the sale, assignment or transfer by HCVT, the Company or any Company Subsidiary of any trademarks, service marks, trade names, corporate names, copyright registrations, trade secrets or other intangible assets, or disclosure of any proprietary confidential information of HCVT, the Company or any Company Subsidiary to any Person other than an employee, agent, attorney, accountant or other representative of HCVT or the Company that has agreed to maintain the confidentiality of any such proprietary confidential information;

          (o) capital expenditures or commitments therefor by HCVT, the Company or any Company Subsidiary in excess of $50,000 individually or $100,000 in the aggregate;

          (p) mortgage, pledge or other encumbrance of any asset of HCVT, the Company or any Company Subsidiary or creation of any easements, Liens or other interests against or on any of the Real Property (as defined in
     Section 4.14.1);
     --------------

          (q) adoption, amendment or termination of any Employee Plan (as defined in Section 4.17.5(a)) or increase in the benefits provided under
                -----------------
     any Employee Plan, or promise or commitment to undertake any of the foregoing in the future; or

          (r) an occurrence or event not included in clauses (a) through (q) that has resulted or, based on information of which HCVT or the Company has Knowledge, is reasonably expected to result in a Company Material Adverse Effect.

     4.10 Litigation.  Except as set forth on Schedule 4.10 (which shall
          ----------                          -------------
disclose the parties to, nature of and relief sought for each matter to be disclosed on Schedule 4.10):
             --------------

          4.10.1 There is no suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of HCVT, threatened against HCVT, the Company or any Company Subsidiary, or with respect to the Merger, or with respect to any Employee Plan, or any fiduciary of any such plan (or pending or, to the Knowledge of HCVT, threatened against any of the officers, directors, members, partners or employees of HCVT, the Company or any Company Subsidiary with respect to its business or proposed business activities), or to which HCVT, the Company or any Company Subsidiary is otherwise a party, or that is reasonably expected to have a Company Material Adverse Effect, before any court, or before any Governmental Authority (each an "ACTION" and collectively, the "ACTIONS"); nor, to the Knowledge of HCVT, is there any basis for any such Action.

          4.10.2 Neither HCVT, the Company nor any Company Subsidiary is subject to any unsatisfied or continuing judgment, order or decree of any court or Governmental Authority. Neither HCVT, the Company nor any Company Subsidiary, to HCVT's Knowledge, is otherwise exposed, from a legal standpoint, to any liability or disadvantage that is reasonably expected to result in a Company Material Adverse Effect, and neither HCVT, the Company nor any Company Subsidiary is a party to any legal action to recover monies due it or for damages sustained by it, other than collection of past due charges for services rendered or expenses incurred by HCVT or the Company.

          4.10.3 Schedule 4.10 lists the insurer for each Action covered by
                 -------------
     insurance or designates such Action, or a portion of such Action, as uninsured and lists the individual and aggregate policy limits for the insurance covering each insured Action and the applicable policy deductibles for each insured Action.

          4.10.4 Schedule 4.10 sets forth all material closed litigation matters
                 -------------
     to which HCVT, the Company or any Company Subsidiary was a party during the five (5)-year period preceding the Closing Date, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

     4.11 Compliance with Applicable Laws. Except as set forth on Schedules 4.11
          -------------------------------                                   ----
and 4.19, each of HCVT, the Company subsidiaries has complied in all material
    ----
respects with all laws, rules, regulations, writs, injunctions, decrees, and orders (collectively, "LAWS") applicable to it or to the operation of the Business, and has not received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under any such Law which has not heretofore been cured and for which there is no remaining liability and, to the Knowledge of HCVT, no event has occurred or circumstances exist that (with or without notice or lapse of time) is reasonably expected to constitute or result in a violation by HCVT, the Company or any Company Subsidiary of any Law that gives rise to any liability on the part of HCVT, the Company or any Company Subsidiary under any Law.

     4.12 Licenses. Schedule 4.12 lists all licenses used by HCVT, the Company
          --------  -------------
and the Company Subsidiaries that are material to the conduct of the Business. "LICENSES" means all notifications, licenses, permits, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations, and applications therefor, held by HCVT, the Company or any Company Subsidiary and issued by, or submitted by HCVT, the Company or any Company Subsidiary to, any Governmental Authority or other Person, other than those relating to the practice of public accounting. Section B of Schedule 4.12 lists all licenses, certificates, approvals, registrations
     -------------
and other similar documents and authorizations, and applications therefor relating to the practice of public accountancy (the "ACCOUNTING LICENSES") held by the Company or a Company Subsidiary and issued by, or submitted by the Company or any Company Subsidiary to any Governmental Authority or other Person. All such Licenses and Accounting Licenses are valid, binding and in full force and effect. Except as described on Schedule 4.12, the execution, delivery and
                                   -------------
performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such Licenses. To the Knowledge of HCVT, HCVT, the Company and the Company Subsidiaries have taken all necessary action to maintain such Licenses. No loss or expiration of any such License is pending or, to HCVT's Knowledge, threatened or reasonably foreseeable.

     4.13 Material Contracts. Except as listed or described on Schedule 4.13
          ------------------                                   -------------
(such contracts, or those which should have been listed on Schedule 4.13,
                                                           -------------
are herein referred to as the "MATERIAL CONTRACTS"), as of or on the date hereof, neither HCVT, the Company nor any Company Subsidiary is a party to or bound by, any written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments (each a "CONTRACT" and collectively, the "CONTRACTS") relating to or in any way affecting the operation or ownership of the Business that are of a type described below and no such agreements are currently in negotiation or proposed:

          (a) any consulting agreement pursuant to which HCVT, the Company or a Company Subsidiary is to receive consulting services (other than consulting agreements that may be terminated by HCVT, the Company or a Company Subsidiary on not more than thirty (30) days' notice without penalty), employment agreement, change-in-control agreement, or collective bargaining arrangement with any labor union;

          (b) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $50,000;

          (c) any Contract for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except if such Contract is made in the ordinary course of business and requires aggregate future payments of less than $25,000);

          (d) any Contract, other than trade payables in the ordinary course of business, relating to the borrowing of money, or the guaranty of another Person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

          (e) any Contract granting any Person a Lien on all or any part of the assets of HCVT, the Company or any Company Subsidiary;

          (f) any Contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in Section 4.19), the
                                                        ------------
     remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

          (g) any Contract granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any material assets of HCVT, the Company or any Company Subsidiary;

          (h) any Contract with any agent, distributor or representative which is not terminable by HCVT, the Company or a Company Subsidiary upon ninety
     (90) calendar days or less notice without penalty;

          (i) any Contract under which HCVT, the Company or any Company Subsidiary is (A) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (B) a lessor of any tangible personal property owned by HCVT, the Company or any Company Subsidiary, in either case having an original purchase price or requiring aggregate lease payments in excess of $50,000;

          (j) any Contract under which HCVT, the Company or any Company Subsidiary has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment, in either case which provides for payments over the life of such Contract in excess of $25,000;

          (k) any Contract concerning an Affiliate Transaction (as defined in
     Section 4.21);
     ------------

          (l) any Contract providing for the indemnification or holding harmless of any officer, director, employee or other Person;

          (m) any Contract (A) for purchase or sale by HCVT, the Company or any Company Subsidiary of any real property on which the Company or any Company Subsidiary conducts any aspect of the Business, (B) granting any options to lease or purchase all or any portion of the Real Property, or (C) providing for labor, services or materials to the Real Property (including, without limitation, brokerage or management services) involving aggregate future payments of more than $25,000;

          (n) any Contract limiting, restricting or prohibiting HCVT, the Company or any Company Subsidiary from conducting business anywhere in the United States or elsewhere in the world;

          (o) any joint venture or partnership Contract;

          (p) any lease, sublease or associated agreements relating to the Leased Property (as defined in Section 4.14.1);
                                    --------------

          (q) any Contract requiring prior notice, consent or other approval upon a change of control in the equity ownership of HCVT, the Company or any Company Subsidiary, which, if amended, modified or terminated as a result of, relating to or in connection with a failure to provide prior notice, or gain such consent or approval, would result in a Company Material Adverse Effect; or

          (r) any other Contract, whether or not made in the ordinary course of business, which involves future payments by HCVT, the Company or any Company Subsidiary in excess of $25,000.

     HCVT has provided CenterPoint with a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as set forth on Schedule 4.13, each Material Contract is a valid and
                       -------------
binding obligation of, and enforceable in accordance with its terms against, HCVT, the Company or a Company Subsidiary, as applicable, and, to the Knowledge of HCVT, the other parties thereto, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally and equitable principles. Except as set forth on
Schedule 4.13, HCVT, the Company or one of the
-------------

Company Subsidiaries, as applicable, has performed in all material respects all obligations required to be performed by it as of the date hereof and will have performed in all material respects all obligations required to be performed by it as of the Closing Date under each Material Contract and neither HCVT, the Company or Company Subsidiary, as applicable, nor, to the Knowledge of HCVT, any other party to any Material Contract is in breach or default thereunder, and, to the Knowledge of HCVT, there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder. HCVT has not been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     4.14 Properties.
          ----------

          4.14  Schedule 4.14.1-1 is a correct and complete list, and a brief
                -----------------
     description of, all real estate in which HCVT, the Company or any of the Company Subsidiaries has an ownership interest (the "OWNED PROPERTY") and all real property leased by HCVT and the Company (the "LEASED PROPERTY"). Except as lessee of Leased Property, neither HCVT, the Company nor any Company Subsidiary is a lessee under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which another Person has granted to HCVT, the Company or any Company Subsidiary the right to use or occupy all or any portion of any real property.

          HCVT, the Company or one or more of the Company Subsidiaries has good and marketable fee simple title to the Owned Property and, assuming good title in the landlord, a valid leasehold interest in the Leased Property (the Owned Property and the Leased Property being sometimes referred to herein as "REAL PROPERTY"), in each case free and clear of all Liens, assessments or restrictions (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such real estate) other than (a) mortgages shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) Liens for current taxes not yet due, (c)
     (i) minor imperfections of title, including utility and access easements depicted on subdivision plats for platted lots that do not impair the intended use of the property, if any, none of which materially impairs the current operations of HCVT, the Company, any Company Subsidiary or the Business, and (ii) zoning laws and other land use restrictions or restrictive covenants that do not materially impair the present use of the property subject thereto and (d) Liens, assessments and restrictions pursuant to and by virtue of the terms of the lease of the Leased Property. The Real Property constitutes all real properties reflected on the Financial Statements or used or occupied by HCVT, the Company or any Company Subsidiary in connection with the Business or otherwise.

          With respect to the Owned Property, except as reflected on Schedule
                                                                     --------
     4.14.1-2(a):
     -----------

          (a) HCVT, the Company or one of the Company Subsidiaries is in exclusive possession thereof and no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof;

          (b) no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Owned Property and, to the Knowledge of HCVT, there is no threatened condemnation or proceeding with respect thereto;

          (c) there is no violation of any covenant, condition, restriction, easement or agreement of any Governmental Authority that affects the Owned Property or the ownership, operation, use or occupancy thereof;

          (d) no portion of any parcel of the Owned Property is subject to any roll-back tax, dual or exempt valuation tax, and no portion of any Owned Property is omitted from the appropriate tax rolls; and

          (e) all assessments and taxes currently due and payable on such Owned Property have been paid.

     With respect to the Leased Property, except as reflected on Schedule
                                                                 --------
     4.14.1-2(b):
     -----------

              (i) HCVT, the Company and/or one of the Company Subsidiaries is in exclusive, peaceful and undisturbed possession thereof and, to the Knowledge of HCVT, no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof; and

              (ii) to the Knowledge of HCVT, no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Leased Property and there is no threatened condemnation or proceeding with respect thereto.

          4.12 The Latest Balance Sheet and/or Schedule 4.14.2 reflect all
                                               ---------------
     material tangible personal property owned by HCVT or any Company Subsidiary, except as sold or otherwise disposed of or acquired in the ordinary course of business. Except as set forth on Schedule 4.14.2, HCVT,
                                                          ---------------
     the Company or one of the Company Subsidiaries has good and marketable title to, or a valid leasehold interest in, or valid license of, such personal property (including, without limitation, machinery, equipment and computers), in each case free and clear of any 1 Liens (other than Liens that are part of such leasehold or license), and each such asset is in working order and has been maintained in a commercially reasonable manner and does not contain, to the Knowledge of HCVT, any material defect.
     Except as set forth in Schedule 4.14.2, no personal property (including,
                            ---------------
     without limitation, software and databases maintained on off-premises computers) used by

     HCVT, the Company or any Company Subsidiary in connection with the Business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than on the Real Property.

      4.15  Intellectual Property.  The (i) patents, patent applications,
            ---------------------
inventions and discov eries that may be patentable (collectively, the "PATENTS"), (ii) registered and unregistered trademarks, trade names, company names, assumed business names and service marks (collectively, the "MARKS"),
(iii) copyrights (the "COPYRIGHTS"), and (iv) know how, trade secrets, confidential information, client lists, software, technical information, data, process technology, plans and drawings (collectively, the "TRADE SECRETS") owned, used or licensed by HCVT, the Company or any Company Subsidiary (collectively, the "INTELLECTUAL PROPERTY") are all those necessary to enable HCVT, the Company and the Company Subsidiaries to conduct and to continue to conduct the Business substantially as it is currently conducted. Schedule 4.15
                                                                 -------------
contains a complete and accurate list of all material Patents, Marks and Copyrights and a brief description of all material Trade Secrets owned, used by or directly licensed to HCVT, the Company or any Company Subsidiary, and a list of all material license agreements and arrangements with respect to any of the Intellectual Property to which HCVT, the Company or any Company Subsidiary is a party, whether as licensee, licensor or otherwise (collectively, the "INTELLECTUAL PROPERTY LICENSES"). Except as set forth on Schedule 4.15, (i) all
                                                          -------------
of the Intellectual Property is owned, or to the Knowledge of HCVT used under a valid Intellectual Property License, by HCVT, the Company or one of the Company Subsidiaries, and is free and clear of all Liens and other adverse claims; (ii) neither HCVT, the Company nor any Company Subsidiary has received any written notice that it is or has infringed on, misappropriated or otherwise conflicted with, or otherwise has Knowledge that it is infringing on, misappropriating, or otherwise conflicting with the intellectual property rights of any third parties; (iii) there is no claim pending or, to the Knowledge of HCVT, threatened against HCVT or any Company Subsidiary with respect to the alleged infringement or misappropriation by HCVT, the Company or Company Subsidiary, or a conflict with, any intellectual property rights of others; (iv) the operation of any aspect of the Business in the manner in which it has heretofore been operated or is presently operated does not give rise to any such infringement or misappropriation; and (v) there is no infringement or misappropriation of the Intellectual Property by a third party or claim, pending or, to the Knowledge of HCVT, threatened, against any third party with respect to the alleged infringement or misappropriation of the Intellectual Property.

     4.16 Taxes.
          -----

          4.16.1 Except as  set forth on Schedule 4.16.1-1, each of HCVT, the
                                         -----------------
     Company and the Company Subsidiaries has timely and accurately prepared and filed or been included in or will timely and accurately prepare and file or be included in all federal, state, local and foreign returns, declarations and reports, information returns and statements (collectively, the "RETURNS") for Taxes (as defined in Section 4.16.2) required to be filed by
                                         --------------
     or with respect to HCVT, the Company or the Company Subsidiaries before the Closing Date, and has paid or caused to be paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which Returns are due on or prior to the Closing Date, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved, in each case in accordance with GAAP up to and including the Closing Date. All such Returns are or will be true and correct in all material respects. HCVT and the Company have delivered to CenterPoint true and complete copies of all Returns referred to in the first sentence of this Section 4.16.1 (including any amendments thereof)
                            --------------
     for the five (5) most recent taxable years. Neither HCVT, the Company nor any Company Subsidiary is delinquent in the payment of any Tax, and no material deficiencies for any Tax, assessment or governmental charge have been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any Taxes has been given or requested. No written claim, or any other claim, by any taxing authority in any jurisdiction where HCVT, the Company or any Company Subsidiary does not file Tax returns is pending pursuant to which HCVT, the Company or Company Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction. HCVT's, the Company's and the Company Subsidiaries' Returns were last audited by the Internal Revenue Service or comparable state, local or foreign agencies on the dates set forth on Schedule 4.16.1-2.
                            -----------------

          4.16.2 For purposes of this Agreement, the term "TAXES" shall mean all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments, including, without limitation, income, gross receipts, excise, property, sales, employment, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments, imposed by the United States, or any state, local, foreign or provincial government or subdivision or any agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis.

     4.17 Employee Benefit Plans; ERISA.
          -----------------------------

          4.17.1 Except as described in Schedule 4.17.1, neither HCVT, the
                                        ---------------
     Company nor any Company Subsidiary has or is reasonably expected to have any liability (including contingent liability) whether direct or indirect (and regardless of whether it would be derived from a current or former Plan Affiliate, as defined in Section 4.17.5(c)) with respect to any of the
                                   -----------------
     following (whether written, unwritten or terminated): (i) any employee welfare benefit plan, as defined in Section 3(1) of "1 ERISA," including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan or dental plan; (ii) any "employee pension benefit plan," as defined in Section 3(2) of ERISA (as defined in Section
                                                                       -------
     4.17.5(b)), including, but not limited to, any excess benefit plan, top hat
     ---------
     plan or deferred compensation plan or arrangement, nonqualified retirement plan or arrangement, qualified defined contribution or defined benefit arrangement; or

     (iii) any other benefit plan, policy, program, arrangement or agreement, including, but not limited to, any material fringe benefit plan or program, personnel policy, bonus or incentive plan, stock option, restricted stock, stock bonus, holiday pay, vacation pay, sick pay, bonus program, service award, moving expense, reimbursement program, tool allowance, safety equipment allowance, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement or consulting agreement.

          4.17.2 A complete copy of each written Employee Plan (as defined in
     Section 4.17.5(a)) as amended to the Closing, together with audited
     -----------------
     financial statements, if any, for the three (3) most recent plan years; a copy of each trust agreement or other funding vehicle with respect to each such plan; a copy of any and all determination letters, rulings or notices issued by a Governmental Authority with respect to such plan; a copy of the Form 5500 Annual Report for the three (3) most recent plan years; and a copy of each and any general explanation or communication which was required to be distributed or otherwise provided to participants in such plan and which describes all or any relevant aspect of each plan, including summary plan descriptions and/or summary of material modifications, have been delivered to CenterPoint. A description of each unwritten Employee Plan, including a description of eligibility, participation, benefits, funding arrangements and assets or other relevant aspects of the obligation, is set forth in Schedule 4.17.2.
                                 ---------------

          4.17.3 Except as is not reasonably expected to give rise to any liability (including contingent liability), whether direct or indirect, to HCVT, the Company or any Company Subsidiary, each Employee Plan (i) has been and is operated and administered in compliance with its terms; (ii) has been and is operated, administered, maintained and funded in compliance with the applicable requirements of the Code in such a manner as to qualify, where appropriate and intended, for both Federal and state purposes, for income tax exclusions, tax-exempt status, and the allowance of deductions and credits with respect to contributions thereto; (iii) where appropriate, has received a favorable determination letter from the Internal Revenue Service upon which the sponsor of the plan may currently rely; (iv) has been and currently complies in form and in operation in all respects with all applicable requirements of ERISA and the Code and any applicable reporting and disclosure requirements of Federal and state laws, including but not limited to the requirement of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code. With respect to each Employee Plan, no Person has: (i) entered into any nonexempt "prohibited transaction," as such terms are defined in ERISA or the Code; (ii) breached a fiduciary obligation or (iii) any liability for any failure to act or comply in connection with the administration or investment of the assets of such plan; and no Employee Plan has any liability and there is no liability in connection with any Employee Plan, other than a liability (i) which is expressly and adequately reflected in the Latest Balance Sheets, (ii) which is discretionary or terminable at will by HCVT, the Company or one of the Company Subsidiaries without incurring any such liability, or (iii) which is adequately funded under a funding arrangement separate from the assets of HCVT, the

     Company, any Company Subsidiary or a Plan Affiliate (and only to the extent of such funding). Any contribution made or accrued with respect to any Employee Plan is fully deductible by HCVT, the Company, a Company Subsidiary or a Plan Affiliate.

           4.17.4 Neither HCVT, the Company nor any Company Subsidiary or any Plan Affiliate has ever sponsored, maintained, contributed to or been required to contribute to, or has any liability, whether direct or indirect, with respect to any Employee Plan which is or has ever been (i) a "multiemployer plan" as defined in Section 4001 of ERISA, (ii) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (iii) a "multiple employer plan" within the meaning of Code Section 413(c), (iv) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, (v) subject to the funding requirements of Section 412 of the Code or to Title IV of ERISA, or (vi) provides for post-retirement medical, life insurance or other welfare-type benefits.

           4.17.5 As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) the term "EMPLOYEE PLAN" shall mean any plan, policy, program, arrangement or agreement described in Section 4.17.1,
                                                          --------------
           whether or not scheduled;

                  (b) the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and

                  (c) with respect to any Person ("FIRST PERSON"), the term "PLAN AFFILIATE" shall mean any other Person with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or have been treated with the First Person as under common control or whose employees would be or have been treated as employed by the First Person, under Section 414 of the Code or Section 4001(b) of ERISA and any regulations, administrative rulings and case law interpreting the foregoing.

      4.18 Labor Matters.  Except as set forth in Schedule 4.18, there is no,
           -------------                          -------------
and within the last three (3) years neither HCVT, the Company nor any Company Subsidiary has experienced any, strike, picketing, boycott, work stoppage or slowdown or other similar labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor pending or, to the Knowledge of HCVT, threatened against HCVT, the Company or any Company Subsidiary, or that is reasonably expected to affect HCVT, the Company or any Company Subsidiary; nor, to the Knowledge of HCVT, is there any basis for any such allegation, charge, or complaint. There is no request for representation pending and, to the Knowledge of HCVT, no question concerning representation has been raised. There is no grievance pending that is reasonably expected to result in a Company Material Adverse Effect nor any arbitration proceeding arising out of a union agreement. To the Knowledge of HCVT, no employee who is key to the Business and no group of employees has announced or otherwise indicated any plans to terminate employment with HCVT, the Company or any Company Subsidiary. Each of HCVT, the Company and any Company Subsidiary has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Neither HCVT, the Company nor any Company Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulations.

     4.19  Environmental Matters.  Other than as disclosed on Schedule 4.19, (i)
           ---------------------                              -------------
each of HCVT, the Company and the Company Subsidiaries is operating and has operated its business in compliance with all applicable Environmental and Safety Requirements (as defined later in this Section); (ii) to the actual knowledge of HCVT, without any duty to inquire (notwithstanding the definition of "Knowledge" in Section 15.4), there are no Hazardous Materials (as defined later in this
   ------------
Section) present at, on or under any real property currently or formerly owned, leased or used by HCVT, the Company or Company Subsidiary (other than those present in office supplies and cleaning/maintenance materials) for which HCVT, the Company or a Company Subsidiary is or is reasonably expected to be responsible, or otherwise have any liability, for response costs under any Environmental and Safety Requirements; (iii) each of HCVT, the Company and the Company Subsidiaries has disposed of all waste materials generated by HCVT, the Company or such Company Subsidiary at any real property currently or formerly owned, leased or used by HCVT, the Company or Company Subsidiary in compliance with applicable Environmental and Safety Requirements; and (iv) there are and have been no facts, events, occurrences or conditions at or related to any real property currently or formerly owned, leased or used by HCVT, the Company or Company Subsidiary that is reasonably expected to cause or give rise to liabilities or response obligations of HCVT, the Company or any Company Subsidiary under any Environmental and Safety Requirements. The term "1 ENVIRONMENTAL AND SAFETY REQUIREMENTS" means any federal, state and local laws, statutes, regulations or other requirements relating to the protection, preservation or conservation of the environment or worker health and safety, all as amended or reauthorized. The term "HAZARDOUS MATERIALS" means "1 hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., "1 hazardous wastes," as defined by the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., asbestos in any form or condition, polychlorinated biphenyls and any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental and Safety Requirement.

     4.20  Insurance. Each of HCVT, the Company and the Company Subsidiaries has
           ---------
in full force and effect commercially reasonable amounts of insurance to protect HCVT's, the Company's and Company Subsidiaries' ownership or interest in, and operation of, its assets against the types of liabilities, including professional malpractice, customarily insured against in connection with operations similar to the Business, and all premiums due on such policies have been paid. To HCVT's Knowledge, each of HCVT, the Company and the Company Subsidiaries has complied with the provisions of all such policies and is not in default under any of such policies. Schedule 4.20 contains a complete and
                                    -------------
correct list of all such insurance policies.  Neither HCVT,
the Company nor any Company Subsidiary has received any notice of cancellation or intent to cancel or increase premiums with respect to such insurance policies. Schedule 4.20 also contains a list of all claims or asserted claims
          -------------
reported to insurers under such policies relating to the ownership or interest in HCVT's, the Company's and the Company Subsidiaries' assets, or operation of the Business, including all professional malpractice claims and similar types of claims, actions or proceedings asserted against HCVT, the Company or any Company Subsidiary arising out of the Business at any time within the past three (3) years.

     4.21 Interest in Customers and Suppliers; Affiliate Transactions.  Except
          -----------------------------------------------------------
as described on Schedule 4.21 and except for ownership as an investment of not
                -------------
more than one percent (1%) of any class of capital stock of any publicly-traded company, no Partner, Seller, Affiliate of a Partner or Seller or Affiliate of HCVT, the Company or any Company Subsidiary (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any Person that is a client, supplier, customer, lessor, lessee or competitor of HCVT, the Company or any Company Subsidiary, (ii) owns, directly or indirectly, in whole or in part, or has any interest in any tangible or intangible property used in the conduct of the Business, or (iii) is a party to an agreement or relationship, that involves the receipt by such Person of compensation or property from the Company or any Company Subsidiary other than through a customary employment relationship or through distributions made with respect to the HCVT Interests or equity interests in any Company Subsidiary (provided such distributions have been made consistent with HCVT's the Company's or any Company Subsidiary's, as the case may be, past custom and practices).
Schedule 4.21 sets forth the parties to and the date, nature and amount of each
-------------
transaction during the last five years involving the transfer of any cash, property or rights to or from HCVT, the Company or any Company Subsidiary from, to or for the benefit of any Affiliates (other than customary employment relationships, or distributions made with respect to the HCVT Interests) ("AFFILIATE TRANSACTIONS") and any existing commitments of HCVT, the Company or any Company Subsidiary to engage in the future in any Affiliate Transactions. Except as disclosed, each Affiliate Transaction and each transaction with former Affiliates of HCVT, the Company or any Company Subsidiary was effected on terms equivalent to those that would have been established in an arm's-length transaction.

     4.22 Business Relationships.  Schedule 4.22 lists all clients of HCVT, the
          ----------------------   -------------
Company and each Company Subsidiary representing one percent (1%) or more of HCVT's consolidated net revenues for the twelve (12) months ended December 31, 1998. Except as set forth on Schedule 4.22, since December 31, 1998, none of
                              -------------
such clients has canceled or substantially reduced its business with HCVT, the Company or Company Subsidiary, as applicable, nor are any of such clients threatening to do so. To the Knowledge of HCVT, no client that accounts for one percent (1%) or more of HCVT's or the Company's consolidated net revenue or supplier of HCVT, the Company or any Company Subsidiary, will cease to do business with, HCVT, or substantially reduce its business with, HCVT, the Company or Company Subsidiary, as applicable, after the consummation of the transactions contemplated hereby.

     4.23 Compensation.  Schedule 4.23 is a complete list setting forth the
          ------------   -------------
names and current total compensation, including, without limitation, salary and bonuses paid to employees and draws or other distributions paid to partners, members or owners of each Person who earned from the Company or a Company Subsidiary in 1998 total compensation in excess of $100,000. Except as set forth in Schedule 4.23, no Person listed thereon has received any bonus or
         -------------
increase in compensation and there has been no "general increase" in the compensation or rate of compensation payable to any employees, partners, members or owners of HCVT, the Company or any Company Subsidiary since the date of the Latest Balance Sheet, other than in HCVT's or the Company's ordinary course of business, consistent with past custom and practices, nor since that date has there been any oral or written promise to employees, partners, members or owners of any bonus or increase in compensation, other than in HCVT's or the Company's ordinary course of business, consistent with past custom and practices. The term "GENERAL INCREASE" as used herein means any increase generally applicable to a class or group, but does not include increases granted to individuals for merit, length of service or change in position or responsibility made on the basis of the custom and past practices of HCVT, the Company or any Company Subsidiary.
Schedule 4.23 includes the date and amount of the last bonus or similar
-------------
distribution or increase in compensation for each listed individual.

     4.24 Bank Accounts.  Schedule 4.24 is a true and complete list of each bank
          -------------   -------------
in which HCVT, the Company or any Company Subsidiary has an account or safe deposit box, the number of each such account or box, and the names of all Persons authorized to draw thereon or to have access thereto.

     4.25 Professional Credentials.  Each Seller is a Certified Public
          ------------------------
Accountant in good standing in one of the States of the United States or the District of Columbia, and entitled to practice in one of the jurisdictions in which HCVT, the Company or any Company Subsidiary maintains an office, and there are no disciplinary proceedings pending or threatened against HCVT, the Company, any Company Subsidiary, any of the Sellers or any of the Partners by any Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy.

     4.26 Disclosure; No Misrepresentation.  No representation or warranty of
          --------------------------------
HCVT, contained in this Agreement or in any of the certification, schedules, lists, documents, exhibits, or other instruments delivered or to be delivered to CenterPoint as contemplated by any provision hereof contains any untrue statement regarding a material fact or omits to state a material fact necessary in order to make the statements made herein or therein not misleading. To the Knowledge of HCVT, there is no fact or circumstance that has not been disclosed to CenterPoint herein that has or is reasonably expected to have a Company Material Adverse Effect.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                                OF THE SELLERS

     5.1   Several Representations and Warranties.  Each Seller (including each
           --------------------------------------
Stockholder with respect to any representation or warranty regarding the applicable Corporate Partner, and the Member with respect to any representation or warranty regarding her LLC Partner), severally and not jointly, hereby represents and warrants to CenterPoint as of the date hereof and, subject to
Section 7.3, as of the date on which CenterPoint and the lead Underwriter
-----------
execute and deliver the Underwriting Agreement related to the IPO, and as of the Closing Date, as follows (provided, however, that all representations and
                          --------  -------
warranties with respect to the Company shall be as of the Closing Date):

           5.1.1 Capitalization.  Each Partner owns beneficially and of record,
                 --------------
     and has good and marketable title to, all of the Interests as set forth opposite the name of such Partner in Schedule 4.4. Each Stockholder owns
                                          ------------
     beneficially and of record, and has good and marketable title to, all of the issued and outstanding shares of the Corporate Partner Stock as set forth opposite the name of such Stockholder in Schedule 4.4. Each Member
                                                    ------------
     owns beneficially and of record, and has good and marketable title to all of the LLC Partner Interests as set forth opposite the name of such Member in Schedule 4.4. Such Interests, Corporate Partner Stock, and LLC Partner
        ------------
     Interests are free and clear of all Liens. Each Partner, Stockholder and Member has good and marketable title to such Interests, Corporate Partner Stock, and LLC Partner Interests, respectively. At the Closing as provided in this Agreement, CenterPoint will acquire good and valid title to the Interests, Corporate Partner Stock, and LLC Partner Interests, respectively, free and clear of any Lien other than any Lien created by CenterPoint.

           5.1.2 Authority.  Each Partner and Seller has full right, capacity,
                 ---------
     power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Partner and Seller, and, assuming the due authorization, execution and delivery hereof by CenterPoint, constitutes a valid and legally binding agreement of such Partner and Seller, enforceable against such Partner and Seller in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

           5.1.3 Non-Contravention. The execution and delivery of this Agreement
                 -----------------
     by each Partner and Seller does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of HCVT, the Company, any Partner, any LLC Partner or any Company Subsidiary under, any of the terms, conditions or provisions of (i) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to such Partner or Seller, except for those items relating to regulating, licensing or permitting the practice of public accountancy or (ii) other than those licenses, franchises, permits, concessions or instruments of any Governmental Authority, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which such Partner or Seller is a party or by which such Partner or Seller may be bound or affected. The consummation by each Partner or Seller of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination, creation or acceleration of Liens under the terms, conditions or provisions of the items described in clauses (i) and (ii) of the immediately preceding sentence subject to obtaining (prior to the Closing
     Date) the consents set forth on Schedule 4.3.2, except for those items
                                     --------------
     described above relating to regulating, licensing or permitting the practice of public accountancy.

           5.1.4 Approvals.  To the Knowledge of the Partners and the Sellers,
                 ---------
     and except with respect to (i) the filing of the Registration Statements with the SEC pursuant to the 1933 Act, the declaration of the effectiveness of the Registration Statements by the SEC and filings, if required, with various state securities or "1 blue sky" authorities, (ii) any filing which may be required under the HSR Act, (iii) any filing which may be required by any Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy, no declaration, filing, or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Partner or Seller or the consummation by such Partner or Seller of the transactions contemplated hereby.

           5.1.5 Litigation. There is no action, claim, suit, proceeding
                 ----------
     (disciplinary or otherwise), arbitration or investigation pending, or to the Knowledge of such Partner or Seller, threatened against such Partner or Seller or relating to (i) the transactions contemplated by this Agreement,
     (ii) any action taken by such Partner or Seller or contemplated by such Partner or Seller in connection with the consummation by such Partner or Seller of the transactions contemplated hereby or (iii) practice of public accounting by such Partner or Seller.

           5.1.6 No Transfer.  There are no outstanding subscriptions, options,
                 -----------
     calls, contracts, commitments, undertakings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to deliver or sell, or cause to be delivered or sold, shares of Corporate Partner Stock owned by such Stockholder, Interests owned by such Partner, or LLC Partner Interests owned by such Member, or obligating such Stockholder, Partner or Member to grant, extend or enter into any such agreement or commitment or obligating such Stockholder, Partner or Member to convey or transfer any Corporate Partner Stock, Interest or LLC Partner Interest. As of the Closing Date, there will be no voting trusts, proxies or other agreements or understandings to which any Seller or Partner is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of any Partner or Interests of HCVT or the Company other than the Voting Agreement.

           5.1.7  Disclosure.  No representation or warranty by or on behalf of
                  ----------
     such Seller or Partner contained in this Agreement or any of the written statements or certificates furnished at or prior to the Closing by or on behalf of such Seller or Partner to CenterPoint or its representatives in connection herewith or pursuant hereto, contains any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

           5.1.8  HCVT Representations and Warranties.  To such Partner's or
                  -----------------------------------
     Seller's actual knowledge, the representations and warranties of HCVT set forth in Article IV of this Agreement are true and correct.
              ----------

           5.1.9  Partner Assets and Liabilities.  Except as set forth on
                  ------------------------------
     Schedule 5.1.9, each Partner (i) does not own, occupy, lease or use, and
     --------------
     never has owned, occupied, leased or used, any assets or property other than its respective Interest in HCVT and the Company identified on Schedule
                                                                        --------
     4.4; (ii) is not, and never has been, a party to or bound by, nor do there
     ---
     exist, any written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments relating to or in any way affecting such Partner; (iii) has no, and never has had any, debts, liabilities or obligations of any nature (whether known or unknown, accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise); (iv) does not, and never has, engaged in any transaction or activity other than acquiring and holding its respective Interest in the Company identified on Schedule 4.4;
                                                                  ------------
     and (v) does not have, and has never had, any employees other than the owners of the Corporate Partner.

     5.2   Joint and Several Representations and Warranties. The Sellers and the
           ------------------------------------------------
Partners jointly and severally represent and warrant to CenterPoint that (i) the HCVT Interests (as of the date hereof) and the Company Interests (as of the Closing Date) are truly and accurately set forth on Schedule 4.4 attached
                                                    ------------
hereto, and such Interests are or will be validly issued and fully paid, nonassessable and free of preemptive rights, (ii) the authorized capital stock of each Corporate Partner consists of such number of shares as are set forth on
Schedule 4.4 attached hereto, including such number of shares as are issued and
------------
outstanding, all of which are validly issued and are fully paid, nonassessable and free of preemptive rights, and (iii) the membership interests of each LLC Partner consists of such equity ownership as is set forth on Schedule 4.4
                                                             ------------
attached hereto, all of which interests are validly issued and fully paid, non-assessable and free of preemptive rights.

                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF CENTERPOINT

     CenterPoint represents and warrants to HCVT, the Partners and the Sellers as of the date hereof and, subject to Section 7.3, as of the date on which
                                      -----------
CenterPoint and the lead Underwriter execute and deliver the Underwriting Agreement related to the IPO, and as of the Closing Date, as follows:

     6.1  Organization And Qualification.  Each of CenterPoint and each
          ------------------------------
Mergersub is a corporation, and Pass Mergersub is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. True, accurate and complete copies of each of CenterPoint's and Mergersubs' Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Sellers and HCVT.

     6.2  Capitalization.
          --------------

          6.2.1 The authorized capital stock of CenterPoint consists of 20,000 shares of CenterPoint Common Stock, of which 17,500 shares are outstanding as of the date hereof. All of the issued and outstanding shares of CenterPoint Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. Immediately prior to the Closing Date, the authorized capital stock of CenterPoint will consist of 50,000,000 shares of CenterPoint Common Stock, of which the number of shares set forth in Form S-1 will be issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.01 per share, none of which will be issued and outstanding. Other than (i) shares of CenterPoint Common Stock issued pursuant to a split of the shares outstanding as of the date of this Agreement, (ii) shares of CenterPoint Common Stock issued in accordance with the Acquisition and the Other Acquisitions, and (iii) shares of CenterPoint Common Stock that may be issued to new members of management in lieu of shares previously issued to current members of management, but which will not increase the number of shares of outstanding CenterPoint Common Stock, no shares of CenterPoint Common Stock will be issued prior to the consummation of the IPO. Each Mergersub's authorized capital stock consists solely of 1,000 shares of common stock, par value $.01 per share (collectively, the "MERGERSUB STOCK"), all of which are issued and outstanding, are owned free and clear of any Liens by CenterPoint, and are fully paid, nonassessable and free of preemptive rights.

          6.2.2  Except as set forth on Schedule 6.2, as of the date hereof,
                                        ------------
     there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating

     CenterPoint to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CenterPoint or obligating CenterPoint to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which CenterPoint is a party or is bound with respect to the voting of any shares of capital stock of CenterPoint. The shares of CenterPoint Common Stock issued to Sellers in the Acquisition will at the Closing Date be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and issued pursuant to a registration statement as required by the 1933 Act or an exemption therefrom.

     6.3  No Subsidiaries.  Except for CenterPoint's ownership of the capital
          ---------------
stock of Professional Service Group, Inc., a Delaware corporation, and the Mergersubs and Pass Mergersub (and similar entities created for similar purposes with respect to the Other Agreements), CenterPoint has no subsidiaries and it does not own any capital stock of any corporation or any equity or other interest of any nature whatsoever in any person.

     6.4  Authority; Non-Contravention; Approvals.
          ---------------------------------------

          6.4.1 Each of CenterPoint, Pass Mergersub and each Mergersub has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of CenterPoint, Pass Mergersub and each Mergersub , and no other corporate proceedings on the part of CenterPoint, Pass Mergersub or any Mergersub are necessary to authorize the execution and delivery of this Agreement or the consummation by CenterPoint, Pass Mergersub and each Mergersub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CenterPoint, Pass Mergersub and each Mergersub and, assuming the due authorization, execution and delivery hereof by the Company, the Sellers and the Partners, constitutes a valid and legally binding agreement of CenterPoint, Pass Mergersub and each Mergersub, enforceable against CenterPoint, Pass Mergersub and each Mergersub in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          6.4.2 The execution and delivery of this Agreement by CenterPoint, Pass Mergersub and each Mergersub does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of CenterPoint, Pass Mergersub or any Mergersub under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of CenterPoint, any Mergersub or with the Certificate of Formation or operating agreement of Pass Mergersub, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to CenterPoint, Pass Mergersub or any Mergersub or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CenterPoint, Pass Mergersub or any Mergersub is now a party or by which CenterPoint, Pass Mergersub or any Mergersub or any of their respective properties or assets, may be bound or affected, except those items described in clause (ii) relating to regulating, licensing or permitting the practice of public accountancy. The consummation by CenterPoint, Pass Mergersub and each Mergersub of the transactions contemplated hereby will not result in any violation, conflict, breach, right of termination or acceleration or creation of Liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the immediately preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (ii) above, to obtaining (prior to the Closing Date) CenterPoint Required Statutory Approvals and except for those items described in (ii) above relating to regulating, licensing or permitting the practice of public accounting.

          6.4.3 Except with respect to (i) the filing of the Registration Statements with the SEC pursuant to the 1933 Act, the declaration of the effectiveness of the Registration Statements by the SEC and filings, if required, with various state securities or "1 blue sky" authorities, (ii) any filing which may be required under the HSR Act, (iii) any filing which may be required by any Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "1 CENTERPOINT REQUIRED STATUTORY APPROVALS") no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by CenterPoint, Pass Mergersub or any Mergersub or the consummation by CenterPoint, Pass Mergersub or any Mergersub of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, are not reasonably expected to, in the aggregate, have a material adverse effect on the business operations, properties, assets, condition (financial or other), results of operations or prospects of CenterPoint and its subsidiaries, taken as a whole (a " CENTERPOINT MATERIAL ADVERSE EFFECT").

     6.5  Absence of Undisclosed Liabilities.  Except as set forth on Schedule
          ----------------------------------                          --------
6.5, neither CenterPoint, Pass Mergersub nor any Mergersub has incurred any
---
liabilities or obligations (whether known or unknown, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise) of any nature. Except as set forth on Schedule 6.5, neither CenterPoint, Pass Mergersub nor any
                       ------------
Mergersub has engaged in any business activities of any type or kind whatsoever, nor entered into any agreements nor is it bound by any obligation or undertaking.

     6.6  Litigation.  There are no claims, suits, actions or proceedings
          ----------
pending or, to the Knowledge of CenterPoint, threatened against, relating to or affecting CenterPoint, Pass Mergersub or any Mergersub, before any court, Governmental Authority or any arbitrator that seek to restrain or enjoin the consummation of the Acquisition or the IPO or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a CenterPoint Material Adverse Effect. CenterPoint is not subject to any unsatisfied or continuing judgment, order or decree of any court or Governmental Authority. CenterPoint is not a party to any legal action to recover monies due it or for damages sustained by it.

     6.7  Compliance with Applicable Laws.  Each of CenterPoint Pass Mergersub
          -------------------------------
and each Mergersub has complied in all material respects with all Laws applicable to it, and has not received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under any such Law which has not heretofore been cured and for which there is no remaining liability and, to the Knowledge of CenterPoint, Pass Mergersub or any Mergersub, no event has occurred or circumstances exist that (with or without notice or lapse of time) may constitute or result in a violation by CenterPoint, Pass Mergersub or any Mergersub of any Law or may give rise to any liability on the part of CenterPoint, Pass Mergersub or any Mergersub under any Law.

     6.8  No Misrepresentation.  None of the representations and warranties of
          --------------------
CenterPoint, Pass Mergersub or any Mergersub set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered or to be delivered to the Sellers or HCVT as contemplated by any provision hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the Knowledge of CenterPoint, there is no fact or circumstance that has not been disclosed to HCVT herein that has or is reasonably expected to have a Company Material Adverse Effect.


                                  ARTICLE VII

                       CERTAIN COVENANTS AND OTHER TERMS

     7.1  Conduct of Business by HCVT, the Company and Partners Prior to the
          ------------------------------------------------------------------
Effective Time.
--------------

          7.1.1 Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless CenterPoint shall otherwise agree in writing, HCVT and each Partner shall, and shall cause the Company and each Company Subsidiary to:

               (a) in all material respects conduct the Business in the ordinary and usual course and consistent with past customs and practices;

               (b) not (i) amend its Organizational Documents except as contemplated by Section 7.5 hereof, (ii) split, combine or reclassify
                          -----------
          its equity ownership or outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise except dividends or distributions which (A) are consistent with past customs and practices, (B) do not result in a Company Material Adverse Effect and (C) as set forth on Schedule
                                                                  --------
          7.5.3;
          -----

               (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of (i) any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock or equity interests of any class, (ii) any debt with voting rights or (iii) any debt or equity securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions, or options to acquire, any such capital stock, debt with voting rights or convertible securities;

               (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business in a manner consistent with past customs and practices or (B) borrowings to refinance existing indebtedness on commercially reasonable terms, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or equity interests or any options, warrants or rights to acquire any of its capital stock or equity interests or any security convertible into or exchangeable for its capital stock or equity interests, (iii) sell, pledge, dispose of or encumber any assets or businesses other than dispositions in the ordinary course of business in a manner consistent with past customs and practices (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

               (e) use commercially reasonable efforts to (i) preserve intact its business organizations and goodwill, (ii) keep available the services of its present officers and key employees, and (iii) preserve the goodwill and business relationships with clients and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

               (f) confer on a regular and frequent basis with one or more representatives of CenterPoint to report operational matters of materiality and the general status of ongoing operations;

                 (g) except as contemplated by Schedule 4.9, not (i) increase in
                                               ------------
          any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, partners, members or owners, except in the ordinary course of business in a manner consistent with past customs and practices of HCVT, the Company or any Company Subsidiary, as applicable, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Employee Plan to any such Person, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any of its existing employees, partners, members or owners, (iv) amend or enter into a new Employee Plan (except as required by Law) or amend or enter into a new collective bargaining agreement, or (v) engage in any new Affiliate Transaction;

                 (h) comply in all material respects with all applicable Laws;

                 (i) not make any material investment in, directly or indirectly, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any businesses or any Person or division thereof or otherwise acquire or agree to acquire any assets in each case which are material to it other than in the ordinary course of business in a manner consistent with past customs and practices;

                 (j) other than as set forth on Schedule 7.5.3, not sell, lease,
                                                --------------
          license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets other than in the ordinary course of business, consistent with past customs and practices;

                 (k) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses in a manner consistent with past customs and practices in all material respects; and

                 (l) collect and bill receivables in the ordinary and usual course and consistent with past custom and practices.

          7.1.2 Prior to the Closing the Sellers shall have (a) formed a separate Person ("ATTEST ENTITY") pursuant to Organizational Documents satisfactory to HCVT and CenterPoint and (b) used its diligent efforts to have secured, or have caused the Attest Entity to have secured, all licenses, permits, approvals and authorizations necessary to conduct the Attestation Practice in accordance with applicable laws and regulations.

          7.1.3 Notwithstanding the fact that such action might otherwise be permitted pursuant to this Article, none of the Partners, the Sellers, nor HCVT shall take, or permit the Company or any Company Subsidiary to take, any action that would or is reasonably likely to result in any of the representations or warranties of the Partners, the Sellers and HCVT set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article X (other than (Section
                                         ---------
     10(i))not being satisfied.

          7.1.4 Prior to the Closing, (i) the Company, the Partners and/or the Sellers, as applicable, shall terminate, without any liability to the Company or the Company Subsidiaries, all agreements relating to the voting of the Company's Interests, and all agreements and obligations of the Company and the Company Subsidiaries relating to borrowed money and/or involving payments to or for the benefit of a Partner or Seller or former Partner or Seller of the Company, or an Affiliate or family member of a Partner or Seller or former Partner or Seller of the Company, including without limitation those set forth on Schedule 7.1.4, but excluding (A)
                                           --------------
     debt reflected on Schedule 2.1 as Debt Assumed By CenterPoint, (B) items
                       ------------
     reflected on Schedule 2.5, (C) to the extent such agreements and
                  ------------
     obligations result in Indirect Costs under the Incentive Compensation Agreement, and (D) items approved by CenterPoint in writing, and (ii) notwithstanding anything contained in this Section 7.1 to the contrary, the
                                                -----------
     Company will transfer and distribute the Retained Assets listed on Schedule
                                                                        --------
     7.5.3 the ("RETAINED ASSETS") to the Persons listed on Schedule 7.5.3,
     -----                                                  --------------
     subject to all liabilities and obligations of any nature (whether known or unknown, accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise) relating to the Retained Assets (collectively, the "RETAINED LIABILITIES"); provided, however, that prior
                                                 --------  -------
     to the Closing, the Company and the Sellers shall obtain novations or other releases or agreements discharging the Company from all Retained Liabilities (so that the respective Retained Liabilities will become direct liabilities and obligations of the assignee), and provide copies thereof to CenterPoint.

      7.2 No-Shop.
          -------

          (a) After the date hereof and prior to the Closing Date or earlier termination of this Agreement, HCVT, the Company, the Sellers and the Partners shall (i) not, and HCVT and the Company shall use its diligent efforts to cause the Company Subsidiaries and any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by HCVT, the Company or any Company Subsidiary not to, initiate, solicit, negotiate, encourage, or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of HCVT, the Company or any Company Subsidiary, or any capital stock or other equity interest of HCVT, the Company or any Company Subsidiary, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof, or enter into any joint venture or partnership or similar arrangement, and (ii) promptly advise CenterPoint of the terms of any communications HCVT, the Company, the Sellers or the Partners may receive or become aware of relating to any bid for part or all of HCVT, the Company, the Partners or any Company Subsidiary.

          (b) The Company, HCVT, the Sellers and the Partners (i) acknowledge that a breach of any of their covenants contained in this Section 7.2 will
                                                               -----------
     result in irreparable harm to CenterPoint which will not be compensable in money damages; and (ii) agree that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant.

      7.3 Schedules.  Each party hereto agrees that with respect to the
          ---------
representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing promptly to supplement or amend and deliver to the other parties all the schedules to this Agreement (the "SCHEDULES") to correct any matter which would constitute a breach of any such party's representations and warranties herein; provided,
                                                                  --------
however, that no amendment or supplement to a Schedule that constitutes or
-------
reflects a Company Material Adverse Effect or affects Schedule 4.2, Schedule 4.4
                                                      ------------  ------------
or Schedule 8.8 may be made unless CenterPoint and a majority of the Founding
   ------------
Companies consent to such amendment or supplement. No amendment of or supplement to a Schedule shall be made later than three (3) business days prior to the anticipated effectiveness of the Form S-1. For all purposes of this Agreement, including, without limitation, for purposes of determining whether the conditions set forth in Sections 10.2 and 10.3 have been fulfilled, the
                            -------------     ----
Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to Section 7.3. In the event that (i) one of the other Founding
             -----------
Companies seeks to amend or supplement a Schedule pursuant to Section 7.3 of one
                                                              -----------
of the Other Agreements, (ii) such amendment or supplement constitutes or reflects a Company Material Adverse Effect (as defined in such Other Agreement) or affects Schedule 4.2, Schedule 4.4 or Schedule 8.8 of such Other Agreement,
           ------------  ------------    ------------
and (iii) CenterPoint and a majority of the Founding Companies consent to such amendment or supplement, but HCVT, the Company, the Sellers and the Partners do not, the Company, HCVT or a majority of the Sellers may terminate this Agreement at any time prior to the Closing Date. In the event that (i) HCVT, the Company, the Sellers or the Partners seeks to amend or supplement a Schedule pursuant to this Section 7.3, (ii) such amendment or supplement constitutes or reflects a
     -----------
Company Material Adverse Effect or affects Schedule 4.2, Schedule 4.4 or
                                           ------------  ------------
Schedule 8.8, and (iii) CenterPoint and a majority of the Founding Companies do
------------
not consent to such amendment or supplement, this Agreement shall be deemed terminated.

     No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.3,
                                                                 -----------
unless this Agreement is so terminated in connection with an amendment of or supplement to a Schedule relating to HCVT's, the Company's or any Partner's breach of a representation or warranty as of the date of this Agreement in which case HCVT or the Company shall pay to CenterPoint, as CenterPoint's exclusive remedy (notwithstanding anything to the contrary) and as liquidated damages, and not as a penalty, an amount equal to $2,000,000 (the "LIQUIDATED DAMAGES AMOUNT"). HCVT agrees that in the case of such termination CenterPoint and the Founding Companies (excluding the Company) will sustain immediate and irreparable economic harm and loss of goodwill and that actual losses suffered by such parties will be difficult, if not impossible, to ascertain, but the Liquidated Damages Amount set forth herein is reasonable and has been arrived at after a good faith effort to estimate such losses. Payment of the Liquidated Damages Amount shall be made in cash to CenterPoint within thirty (30) days of a termination pursuant to this Section
                                                                      -------
7.3 in connection with an amendment of or supplement to a Schedule relating to a
---
breach of a representation or warranty as of the date of this Agreement.

      7.4 Corporate Partner Stockholder Meeting; LLC Partner Member Meeting.
          -----------------------------------------------------------------
Each Partner shall take all action in accordance with applicable Laws and its Organizational Documents necessary to duly call, give notice of, convene and hold a meeting of the Partner's stockholders or member, as applicable, to be held on the earliest practicable date determined in consultation with CenterPoint to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby. Each Partner shall solicit the approval of the Merger, this Agreement and the transactions contemplated hereby by the Partner's stockholders or member, and each Partner's governing body shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby by such Partner's stockholders or member, as applicable.

      7.5 Pre-Closing Transactions.
          ------------------------

          7.5.1  Conversion to Business Corporation; LLC Partner Capitalization.
                 --------------------------------------------------------------
     Prior to the Closing but effective only if, as and when the Closing occurs,
     (i) each Stockholder shall cause each applicable Corporate Partner to complete the Conversion, and (ii) the Member shall cause the LLC Partner Capitalization to occur, in each case pursuant to applicable law and present such evidence of the Conversion and LLC Partner Capitalization at the Closing, as CenterPoint may require.

          7.5.2  Asset Transfer.  Prior to the Closing, in addition to those
                 --------------
     actions specified to be taken in Section 7.1.2 and 7.5.1, the Partners and
                                      -------------     -----
     the Sellers shall (i) cause HCVT to form the Company pursuant to Organizational Documents acceptable to CenterPoint and HCVT, (ii) cause HCVT to complete the Asset Transfer to the Company (including, without limitation, obtaining any necessary third party consents to such Asset Transfer), and (iii) dissolve HCVT.

          7.5.3  Retained Assets.  Notwithstanding the foregoing, all of the
                 ---------------
     Retained Assets set forth on Schedule 7.5.3 shall be transferred by HCVT,
                                  --------------
     the Company or a Corporate Partner, as applicable, to a Seller (or a designee of the Sellers' Representative) prior to Closing, in each case as such asset, transferor and transferee is identified on Schedule 7.5.3.
                                                            --------------

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

      8.1 Access to Information.
          ---------------------

          8.1.1 The Sellers shall and shall cause HCVT, the Company and the Company Subsidiaries to afford to CenterPoint and its accountants, counsel, financial advisors and other representatives, including without limitation the underwriters engaged in connection with the IPO (each an " UNDERWRITER" and collectively, the "UNDERWRITERS") and their counsel (collectively, the "CENTERPOINT REPRESENTATIVES"), and to the other Founding Companies and their accountants, counsel, financial advisors and other representatives, and CenterPoint shall afford to the Partners, the Sellers, HCVT and the Company and their accountants, counsel, financial advisors and other representatives (the "COMPANY REPRESENTATIVES"), upon reasonable notice, full access during normal business hours throughout the period prior to the Closing Date to all of its respective properties, books, contracts, commitments and records (including, but not limited to, financial statements and Tax Returns) and, during such period, shall furnish promptly to one another all due diligence information requested by the other party. CenterPoint shall hold and shall use its best efforts to cause the CenterPoint Representatives to hold, and the Partners, the Sellers, HCVT and the Company shall hold and shall use their best efforts to cause the Company Representatives to hold, in strict confidence all non-public information furnished to it in connection with the transactions contemplated by this Agreement, except that each of CenterPoint, the Partners, the Sellers, HCVT and the Company may disclose any information that it is required by law or judicial or administrative order to disclose. In addition, CenterPoint will cause each of the other Founding Companies and their members and stockholders to enter into a provision similar to this Section 8.1 requiring each such Founding Company to keep confidential
          -----------
     any information obtained by such Founding Company in connection with the transactions contemplated by this Agreement.

          8.1.2 In the event that this Agreement is terminated in accordance with its terms, each party shall promptly return to the disclosing party all non-public written material provided pursuant to this Section 8.1 or
                                                               -----------
     pursuant to the Other Agreements and shall not retain any copies, extracts or other reproductions of such written material. In the event of such termination, all documents, memoranda, notes and other writings prepared by CenterPoint or HCVT based on the information in such material shall be destroyed (and CenterPoint and HCVT shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy such documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

      8.2 Registration Statement.
          ----------------------

          8.2.1 Subject to the reasonable discretion of CenterPoint as advised by the lead Underwriter, CenterPoint shall file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statements and shall use all reasonable efforts to have the Registration Statements declared effective by the SEC as promptly as practicable. CenterPoint shall also take any action required to be taken under applicable state "blue sky" or securities laws in connection with the issuance of CenterPoint Common Stock. CenterPoint, HCVT, the Company, the Sellers and the Partners shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with making such filings. All information provided and to be provided by CenterPoint and the Sellers, Partners, HCVT, and the Company, respectively, for use in the Registration Statements shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made. HCVT, the Partners, and the Sellers agree promptly to advise CenterPoint if at any time during the period in which a prospectus relating to the offering or the Merger is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company, HCVT, the Company Subsidiaries, the Sellers or the Partners becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or remedy such incompletion.

          8.2.2 CenterPoint agrees that it will provide to the Sellers' counsel copies of drafts of the Registration Statements (and any amendments thereto) containing material changes to the information therein as they are prepared and will not (i) file with the SEC, (ii) request the acceleration of the effectiveness of or (iii) circulate any prospectus forming a part of, the Registration Statements (or any amendment thereto) unless Sellers' counsel (x) have had at least two (2) days to review the revised information contained therein (which changes shall be highlighted by computer generated marks indicating the additions and deletions made from the prior draft reviewed by Sellers' counsel) and (y) have not objected to the substance of the information contained therein. Any objections posed by the Sellers or their counsel shall be in writing and state with specificity the material in question, the reason for the objection, and the Sellers' proposed alternative. If the objection is founded upon a rule promulgated under the Securities Act, the objection shall cite the rule. Notwithstanding the foregoing, during the five (5) business days immediately preceding the date scheduled for the filing of the Registration Statements and any amendment thereto, the Sellers' counsel shall be obligated to respond to proposed changes electronically transmitted to them within two (2) hours from the time the proposed changes (in the case of the initial filing of the Registration Statements, from the last circulated draft of the Registration Statements; and, in the case of any subsequent filing of the Registration Statements or any amendment thereof, from the most recently filed Registration Statement or amendment thereof) are transmitted to the Sellers' counsel; provided, that, CenterPoint has
                                          --------  ----
     provided to the Sellers or their counsel reasonable advance notice of such proposed changes; provided, further, that such changes are
                                      --------  -------
     highlighted by computer generated marks indicating the additions and deletions made from the prior draft reviewed by the Sellers' counsel.

          8.2.3 CenterPoint will advise each Sellers' Representative of the effectiveness of the Registration Statements, advise each Sellers' Representatives of the entry of any stop order suspending the effectiveness of the Registration Statements or the imitation of any proceeding for that purpose, and, if such stop order shall be entered, use its best efforts promptly to obtain the lifting or removal thereof. Upon the written request of any Seller, CenterPoint will furnish to such Seller a reasonable number of copies of the final prospectus associated with the IPO.

     8.3  Expenses and Fees.  CenterPoint shall pay the fees and expenses of the
          -----------------
independent public accountants and legal counsel to CenterPoint and all filing, printing and other reasonable, documented fees and expenses associated with the IPO and Form S-4. Neither HCVT, the Sellers nor the Partners will be liable for any portion of the above expenses in the event the IPO is not completed. CenterPoint shall also pay the underwriting discounts and commissions payable in connection with the sale of CenterPoint Common Stock in the IPO. All other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     8.4  Agreement to Cooperate.  Subject to the terms and conditions herein
          ----------------------
provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     8.5  Public Statements.  Except as may be required by law, no party hereto
          -----------------
nor any Affiliate of any party hereto shall issue any press release or any written public statement with respect to this Agreement or the transactions contemplated by this Agreement or the Other Agreements without the prior written consent of CenterPoint and HCVT.

     8.6  Registration Rights.
          -------------------

          8.6.1 At any time after the second anniversary but prior to the fourth anniversary of the Closing Date, whenever CenterPoint proposes to register any CenterPoint Common Stock for its own account or the account of others under the Securities Act for a public offering for cash other than a registration relating to employee benefit plans or acquisitions, CenterPoint will give the Sellers' Representative prompt written notice of its intent to do so. Promptly after receipt of such notice, the Sellers' Representative shall provide written notice to CenterPoint of all Sellers (and their respective current mailing address) that beneficially own shares of CenterPoint Common Stock. Thereafter, upon the written request of any Seller given within thirty (30) days after receipt of such notice, CenterPoint will use its best efforts to cause to be included in such registration all of the

     CenterPoint Common Stock which the Seller requests, provided that CenterPoint shall have the right to reduce the number of shares included in such registration, if CenterPoint is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 8.6 that the number of shares to
                                       -----------
     be sold by Persons other than CenterPoint is greater than the number of such shares which can be offered without adversely affecting the offering; in such case, CenterPoint may reduce the number of shares offered for the accounts of such Persons to a number deemed satisfactory by such managing underwriter. Any such reduction shall occur first by eliminating from such registration any shares held by Persons other than Persons holding CenterPoint Common Stock directly or indirectly immediately following the Closing and then reducing pro rata (based upon the number of shares requested to be registered) the number of shares offered for the account of such Person. CenterPoint shall not be obligated to register any shares of CenterPoint Common Stock held by any Seller at any time when such shares are not then transferable in accordance with Section 12.2 hereof.
                                                  ------------
     Registration Rights under this Section 8.6 may be transferred in whole or
                                    -----------
     in part in connection with the transfer of any shares of CenterPoint Common Stock received pursuant to this Agreement other than to a transferee of the kind described in clause (x) of Section 12.2 hereof.
                                     ------------

          8.6.2 Except for underwriting commissions and discounts, all expenses incurred in connection with the registrations under this Section 8.6
                                                              -----------
     (including all registration, filing, qualification, legal, printer and accounting fees) shall be paid by CenterPoint. In connection with registrations under this Section 8.6, CenterPoint shall
                              -----------

                 (a) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the CenterPoint Common Stock (and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be required by applicable law) and use its best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty (120) days (or such shorter period during which holders shall have sold all CenterPoint Common Stock which they requested to be registered);

                 (b) upon the written request of a Seller whose CenterPoint Common Stock is to be covered by any such registrations, furnish to such Seller a reasonable number of copies of the prospectus covering the offering and sale by the Seller of the shares to be covered thereby;

                 (c) use its best efforts to register and qualify the CenterPoint Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the CenterPoint Common Stock;

               (d) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder;

               (e) advise each Seller whose CenterPoint Common Stock is to be covered by such registration of the effectiveness of such registration statement, advise each such Seller of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceeding for that purpose, and, if such stop order shall be entered, use its best efforts promptly to obtain the lifting or removal thereof; and

               (f) at any time when a prospectus relating to any CenterPoint Common Stock is required to be delivered under the 1933 Act, notify each Seller whose CenterPoint Common Stock is to be covered by such registration, of the happening of any event as a result of which the registration statement, the prospectus or any document incorporated therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, at the request of such Seller, prepare and furnish to such Seller a post-effective amendment or supplement to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

     8.6.3  In connection with each registration pursuant to this Section 8.6
                                                                  -----------
covering an underwritten registration public offering, CenterPoint and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of CenterPoint's size and investment stature, including indemnification.

     8.6.4  In consideration of the granting to the Sellers of the registration rights under this Section 8.6, the Sellers agree, and agree to
                               -----------
enter into an agreement with the underwriters in connection with an underwritten registration to the effect, that they will not sell, transfer or otherwise dispose of, including, without limitation, through put or short sale arrangements, shares of CenterPoint Common Stock in the ten (10) days prior to the effectiveness of any registration of CenterPoint Common Stock for sale to the public and for up to ninety (90) days following the effectiveness of such registration, provided that all directors, executive officers and holders of more than five percent (5%) of the outstanding CenterPoint Common Stock agree to the same restrictions; and further provided that, with respect to the first public offering of shares of the CenterPoint Common Stock within three (3) years following the IPO, the Sellers shall have been afforded a meaningful opportunity to include shares in such registration after any reduction by reason of underwriters' written advice.

     8.7  CenterPoint Covenants.  After the date hereof and prior to the Closing
          ---------------------
Date or earlier termination of this Agreement in accordance with its terms, CenterPoint shall comply in all material respects with all applicable Laws. CenterPoint shall not take any action that would or is reasonably likely to result in any of the representations or warranties of CenterPoint set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article X not being
                                                     ---------
satisfied.

     8.8  Release of Guarantees.  CenterPoint shall use all commercially
          ---------------------
reasonable efforts and good faith to have the Sellers released from any and all guarantees on any indebtedness and leases that they personally guaranteed for the benefit of the Company as set forth on Schedule 8.8, with all such
                                           ------------
guarantees on indebtedness and leases being assumed by CenterPoint, if necessary to achieve such releases. If any guaranteed indebtedness is repaid in full with proceeds from the IPO and the Sellers' guarantees thereafter shall have no further force or effect, then CenterPoint shall not be obligated to use any efforts to obtain a release of such guarantee. In the event that CenterPoint cannot obtain such releases from the lenders of any such guaranteed indebtedness or lessors of any guaranteed leases, CenterPoint agrees to indemnify, defend and hold harmless the Sellers against any and all claims made by lenders or landlords under such guarantees.

     8.9  Lock-Up Agreement.  Each Seller agrees, and agrees to enter into an
          -----------------
agreement with the Underwriter on or prior to the date on which preliminary Prospectuses are delivered to the effect that, the Seller will not offer, sell, contract to sell or otherwise dispose of any shares of CenterPoint Common Stock, or any securities convertible into or exercisable or exchangeable for CenterPoint Common Stock, for a period of one hundred eighty (180) days after the date of the final Prospectus of the IPO without the prior written consent of the Underwriter except for shares of CenterPoint Common Stock disposed of as bona fide gifts, subject to any remaining portion of the one hundred eighty
(180)-day period applying to any shares so disposed of.

     8.10 Preparation and Filing of Tax Returns.
          -------------------------------------

          8.10.1 The Company shall be responsible for causing the timely filing of the final pre-Closing Returns for the Company, HCVT, the Partners and the Company Subsidiaries; provided however, that CenterPoint and its advisors shall have the right to review and approve such returns prior to filing, which approval shall not be unreasonably withheld. CenterPoint shall, and shall cause its Affiliates to, provide to the Company such cooperation and information reasonably requested in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. The Company shall bear all costs of filing such returns.

          8.10.2 Each of HCVT, CenterPoint, the Sellers and the Partners shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and shall treat the transaction as subject to the provisions of Section 351 of the Code.

     8.11 Maintenance of Insurance. HCVT covenants and agrees that all insurance
          ------------------------
policies listed, or required to be listed, on Schedule 4.20 will be maintained
                                              -------------
in full force and effect through the Closing Date.

     8.12 Administration.  After the Closing, at the request of the Sellers'
          --------------
Representative, CenterPoint shall, directly or through one or more of its subsidiaries, administer and manage the collection of amounts referred to on
Schedule 7.5.3 using reasonable care and in accordance with the Company's
--------------
policies in effect at Closing.


                                  ARTICLE IX

                                INDEMNIFICATION

      9.1 Indemnification by the Sellers.  Subject to Sections 9.7 and 9.8, the
          ------------------------------              ------------     ---
Sellers jointly and severally agree to indemnify, defend and save the CenterPoint Indemnified Parties (hereinafter defined), forever harmless from and against, and to promptly pay to a CenterPoint Indemnified Party or reimburse a CenterPoint Indemnified Party for, any and all Losses (hereinafter defined) sustained or incurred by any CenterPoint Indemnified Party resulting from, arising out of, in connection with or otherwise by virtue of:

          (a) any misrepresentation or breach of a representation or warranty made in Article V herein or in any certificate, schedule, document, exhibit
             ---------
     or other instrument delivered hereunder by any Partner or Seller or any action, demand or claim by any third party against or affecting any CenterPoint Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty, except that the obligation of the Sellers to indemnify, defend and save harmless for any misrepresentation or breach of representation or warranty made in Section
                                                                       -------
     5.1 hereof or in any certificate, schedule, document, exhibit or other
     ---
     instrument delivered in respect thereof shall not be joint and several, but such obligation shall be several only and limited to the several Seller(s) making such misrepresentation or breach;

          (b) any failure by HCVT, any Seller or any Partner to observe or perform any of their covenants and agreements set forth herein related to the period prior to the Closing except that the obligation of the Sellers to indemnify, defend and save harmless for any failure to observe or perform any covenant or agreement shall not be joint and several, but such obligation shall be several only and limited to the several Seller(s) failing to observe or perform such covenant or agreement, except that the obligations of the Seller(s) to indemnify, defend and save harmless for any breach of a covenant or agreement by a Seller or Partner shall not be joint and several, but such obligation shall be several only and limited to the several Seller(s) committing such breach;

          (c) any liability under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT") or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to HCVT or the Company contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to HCVT or the Company required to be stated therein or necessary to make the statements therein not misleading, and not provided to CenterPoint or its counsel by HCVT or the Company; provided, however, that
                                                        --------  -------
     such indemnity shall not inure to the benefit of any CenterPoint Indemnified Party to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) HCVT or the Company provided, in writing, corrected information to CenterPoint or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) CenterPoint did not provide HCVT and its counsel with the information required to be provided pursuant to
     Section 8.2.2, and such information is the basis for the untrue statement
     -------------
     or omission (or alleged untrue statement or omission) giving rise to the liability under this Section 9.1(c); or
                          --------------

          (d) notwithstanding anything contained in this Agreement to the contrary, (i) any arrangements made by or on behalf of the Sellers, the Partners, HCVT, or the Company in connection with the Merger or the transactions contemplated by this Agreement with respect to brokerage, finders and other fees or commissions, (ii) disallowance of any tax deduction to CenterPoint, any Partner or the Company with respect to any item listed on Schedule 2.5 and considered in determining Net Working
                    ------------
     Capital, and (iii) any Loss relating to, resulting from, arising out of or otherwise by virtue of any matter which is or should be listed on Schedule
                                                                       --------
     4.10, 5.1.9 or 7.1.4 hereto.
     ----  -----    -----

     As used in this Agreement, the "CENTERPOINT INDEMNIFIED PARTIES" shall mean CenterPoint, its Subsidiaries and Affiliates, the Founding Companies other than the Company (the "OTHER FOUNDING COMPANIES"), and their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Person dealing with any such plans; provided, however,
                                                            --------  -------
that the Other Founding Companies, and each of their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Persons dealing with any such plans, shall cease to be a "CENTERPOINT INDEMNIFIED PARTY" for all purposes hereunder as of the Closing, and thereafter such Persons shall have no further rights and remedies under this
Article IX (except to the extent a Person is an officer, director, employee or
----------
agent of CenterPoint as a result of the consummation of the transactions contemplated under the Other Agreements);provided, further that the Subsidiaries
                                         --------  -------
of CenterPoint
shall include the Company, the Company Subsidiaries and the other Founding Companies from and after the Closing. Accordingly, for purposes of this Article
                                                                        -------
IX and subject to the limitations set forth in this Article IX, the Other
--                                                  ----------
Founding Companies, and each of their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Persons dealing with any such plans, shall be deemed to be third party beneficiaries of this Agreement.

     As used in this Agreement, "LOSSES" shall mean the following: (i) in the event the Agreement is terminated pursuant to Section 11.1 and the Closing does
                                              ------------
not occur, any and all out-of-pocket costs and expenses (including reasonable fees and expenses of the attorneys, accountants and other experts), or (ii) subsequent to the Closing, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interests, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, orders, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of the attorneys, accountants and other experts).

     9.2  Indemnification by CenterPoint.  CenterPoint agrees to indemnify,
          ------------------------------
defend and save each of the Sellers and their respective Affiliates, and their Affiliates respective officers, directors, employees and agents (each, a " SELLER INDEMNIFIED PARTY") forever harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

          (a) any misrepresentation or breach of a representation or warranty made herein or in any document or other instrument delivered hereunder by CenterPoint or any action, demand or claim by any third party against or affecting any Seller Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty;

          (b) any failure by CenterPoint to observe or perform any of its covenants and agreements set forth herein or in any document or other instrument delivered hereunder; or

          (c) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CenterPoint or any of the Other Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to CenterPoint or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading; and

          (d) any liability under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to HCVT, the Company, the Sellers or the Partners, contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to HCVT, the Company, the Sellers or the Partners required to be stated therein or necessary to make the statements therein not misleading, to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) HCVT, the Company, the Sellers or the Partners provided, in writing, corrected information to CenterPoint or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) CenterPoint did not provide HCVT and its counsel with the information required to be provided pursuant to Section 8.2.2, and
                                                              -------------
     such information is the basis for the untrue statement or omission (or alleged untrue statement or omission) giving rise to the liability under this Section 9.2(d).
          -------------

     9.3  Indemnification Procedure for Third Party Claims.
          ------------------------------------------------

          9.3.1 In the event that subsequent to the Closing any Person or entity entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") receives notice of the assertion of any claim, issuance of any order or the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party, including, without limitation, any domestic or foreign court or Governmental Authority (a "THIRD PARTY CLAIM"), against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice thereof together with a statement of any available information regarding such claim to the Indemnifying Party within thirty
     (30) days after learning of such claim (or within such shorter time as may be necessary, in the Indemnified Party's reasonable judgment, to give the Indemnifying Party a reasonable opportunity to respond to and defend such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within ten (10) days after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, who shall be subject again to the Indemnified Party's approval.

          9.3.2 In the event that the Indemnifying Party shall fail to timely give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith at the cost and expense of the Indemnifying Party and the Indemnifying Party shall reimburse the Indemnified Party for all costs, expenses and settlement amounts actually paid in connection therewith; provided, however, that
                                                    --------  -------
     under no circumstances shall the Indemnified Party compromise or settle any Third Party Claim without the prior written consent of the Indemnifying Party (which, in the case of the Sellers, may be granted by the Sellers' Representative (as defined in Section 9.13)), which consent shall not be
                                   ------------
     unreasonably withheld or delayed.

          9.3.3 In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or (iii) such settlement includes a written admission of guilt. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim
     (A) to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or (B) in a proceeding to which the Indemnifying Party is also a party and the Indemnified Party determines in good faith that joint representation would be inappropriate (and in each case the cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder). If an offer is made to settle a Third Party Claim which all parties to such Third Party Claim (including the Indemnifying Party) are prepared to settle and which offer the Indemnifying Party is permitted to settle under this
     Section 9.3.3 only upon the prior written consent of the Indemnified Party,
     -------------
     the Indemnifying Party will give prompt written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within thirty (30) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such thirty (30)-day period.

          9.3.4 Any judgment entered, order issued or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

     9.4  Direct Claims.  It is the intent of the parties hereto that all direct
          -------------
claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this Article IX.
                                                                    ----------
Any claim under this Article IX by an Indemnified Party for indemnification
                     ----------
other than indemnification against a Third Party Claim, (a "DIRECT CLAIM")
will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, together with a statement of any available information regarding such claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this Article IX.
                                    ----------

     9.5  Failure to Give Timely Notice.  A failure by an Indemnified Party to
          -----------------------------
give timely, complete or accurate notice as provided in Section 9.3 or 9.4 will
                                                        -----------    ---
not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under any applicable insurance coverage, or deprived of its right to assert any claim because of expiration of the applicable statute of limitations, or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     9.6  Reduction of Loss.  To the extent any Loss of an Indemnified Party is
          -----------------
reduced by receipt of payment (i) under insurance policies (net of any retroactive adjustment or other reimbursement to the insurer in respect of such payment), (ii) from third parties not affiliated with the Indemnified Party, or
(iii) the amount of any tax benefit to the CenterPoint Indemnified Parties, such payments and/or tax benefits (net of the expenses of the recovery thereof) shall be credited against such Loss. The pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Loss, and the Indemnified Party shall not have any obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such Loss. The Indemnified Party shall cooperate, at no expense to the Indemnified Party, in any reasonable efforts of the Indemnifying Party in pursuing such payments, including expressly acknowledging the Indemnifying Party's right and standing to pursue such payments, and the Indemnified Party will use its customary efforts short of litigating with an insurer or third party to collect amounts due from such insurer or third party. If any insurance or third party reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of a Loss, such reimbursement (to the extent of amounts theretofore paid by the Indemnifying Party on account of such
Loss) shall be promptly paid over to the Indemnifying Party.

     9.7  Limitation on Indemnities.
          -------------------------

          9.7.1  Threshold for the Sellers.  With respect to representations and
                 -------------------------
     warranties, the Sellers shall not have any liability pursuant to Section
                                                                      -------
     9.1(a) hereof unless and until and only to the extent that the aggregate
     ------
     amount of Losses accrued pursuant to Section 9.1(a) exceeds 1% of aggregate
                                          -------------
     Basic Purchase Consideration; provided, however, that this threshold shall
                                   --------  -------
     not apply to Losses arising out of breaches of representations or warranties contained in Sections 5.1.1, 5.1.2, 5.1.9, 5.2 and 5.1.8 as it
                             --------------  -----  -----  ---     -----
     relates to the representation and warranty of HCVT set forth in Section
                                                                     -------
     4.16, and the Sellers shall indemnify the CenterPoint Indemnified Parties
     ----
     for any Losses accruing thereunder in accordance with this Article IX
                                                                ----------
     without regard to such threshold.

          9.7.2  Threshold for CenterPoint.  With respect to representations and
                 -------------------------
     warranties, CenterPoint shall not have any liability pursuant to Section
                                                                      -------
     9.2(a) hereof unless and until and only to the extent that the aggregate
     ------
     amount of the Losses accrued pursuant to Section 9.2(a) exceeds 1% of
                                              -------------
     aggregate Basic Purchase Consideration; provided, however, that this
                                             --------  -------
     threshold shall not apply to Losses arising out of the breach of representations or warranties contained in Sections 6.2 and CenterPoint
                                                ------------
     shall indemnify the Seller Indemnified Parties from any Losses occurring thereunder in accordance with this Article IX without regard to such
                                        ----------
     threshold.

          9.7.3  Limitations on Claims Against the Sellers. The liability of all
                 -----------------------------------------
     Sellers for misrepresentations and breaches of representations and warranties under Section 9.1(a) shall be limited to 100% of aggregate Basic
                      -------------
     Purchase Consideration in the aggregate; provided, however, that such
                                              --------  -------
     liability for a Seller shall be limited to three times the aggregate Basic Purchase Consideration received, directly or indirectly, by such Seller; provided further, however, that limitations shall not apply to Losses
     -------- -------  -------
     arising out of breaches of representations or warranties contained in Sections 5.1.1, 5.1.2, 5.1.9, 5.2 and 5.1.8 as it relates to the
     --------------  -----  -----  ---     -----
     representation and warranty of HCVT set forth in Section 4.16, and any
                                                      ------------
     Losses accruing thereunder shall not count towards such limitations.

          9.7.4  Limitation on Claims Against CenterPoint.  The liability of
                 ----------------------------------------
     CenterPoint under Section 9.2(a) shall be limited to 100% of aggregate
                       --------------
     Basic Purchase Consideration in the aggregate; provided, however, that this
                                                    --------  -------
     limitation shall not apply to Losses arising out of breaches of representations or warranties in Section 6.2 and any Losses accruing
                                      -----------
     thereunder shall not count towards such limitation.

     9.8  Survival of Representations, Warranties and Covenants of the Partners,
          ----------------------------------------------------------------------
the Sellers and the Company; Time Limits on Indemnification Obligations.
-----------------------------------------------------------------------
Notwithstanding any right of CenterPoint to fully investigate the affairs of HCVT, the Partners, the Sellers, the Company and the Business, and notwithstanding any Knowledge of facts determined or determinable by CenterPoint pursuant to such investigation or right of investigation, CenterPoint has the right to rely fully upon the representations, warranties, covenants and agreements of the Partners, the Sellers and HCVT contained in this Agreement or in any certificate delivered pursuant to any of the foregoing. All such representations, warranties, covenants and agreements of the Partners, the Sellers and HCVT shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, (i) that the
                                          --------  -------
Sellers' obligations pursuant to Section 9.1, other than those relating to
                                 -----------
covenants and agreements to be performed by the Sellers after the Closing, shall expire one (1) year after the Closing, except with respect to obligations arising under or relating to Section 4.16 hereof as it relates to federal,
                             ------------
state, local and foreign income taxation, which shall survive until the earlier of (A) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes or
(B) the completion of the final audit and determinations by the applicable taxing authority and final disposition of any deficiency resulting therefrom; and (ii) solely to the extent that CenterPoint actually incurs liability under the 1933 Act or the 1934 Act, the obligations under Sections 9.1(c) or (d) above shall survive until the expiration of any applicable statute of limitations with respect to such claims.

      9.9  Survival of Representations, Warranties and Covenants of CenterPoint;
           ---------------------------------------------------------------------
Time Limits on Indemnification Obligations.  All representations, warranties,
------------------------------------------
covenants and agreements of CenterPoint shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, that
                                             --------  -------
CenterPoint's obligations under Section 9.2, other than those relating to
                                -----------
covenants and agreements to be performed by CenterPoint after the Closing, shall expire one (1) year after Closing, except that, solely to the extent that the Sellers actually incur liability under the 1933 Act or the 1934 Act, the obligations under Section 9.2(c) or (d) above shall survive until the expiration
                  -------------     ---
of any applicable statute of limitations with respect to such claims.

      9.10 Defense of Claims; Control of Proceedings.  Notwithstanding anything
           -----------------------------------------
in this Agreement to the contrary, to the extent any Loss subject to indemnification hereunder would exceed the Indemnifying Party's indemnity obligations under this Agreement, the Indemnified Party shall be entitled to control the defense of such claim or management of such proceeding with respect to such excess Loss.

      9.11 Fraud; Exclusive Remedy. The limitations set forth in this Article IX
           -----------------------                                    ----------
shall not apply to fraud by any party. In the absence of fraud and notwithstanding any Law to the contrary and any rights that would otherwise be available thereunder, the indemnification provisions of this Article IX set forth the sole and exclusive remedy of the CenterPoint Indemnified Parties following the Closing against the Sellers and of the Seller Indemnified Parties following the Closing against CenterPoint and its affiliates with respect to any claim for relief resulting from, arising out of or otherwise by virtue of this Agreement and the transactions contemplated hereby.

      9.12 Manner of Satisfying Indemnification Obligations.  Subsequent to the
           ------------------------------------------------
Closing, the Sellers may satisfy their respective obligations, if any, under this Article IX (i) by tendering to the CenterPoint Indemnified Parties cash or shares of CenterPoint Common Stock that are transferable in accordance with Section 12.2, such shares to be valued at the Market Price. "MARKET PRICE" shall mean the average closing (last) price for a share of CenterPoint Common Stock (as reported on the exchange or market on which such shares are then listed or traded) for the most recent twenty (20) days that such shares have traded ending on the date two (2) days prior to the date tendered pursuant to clause (i) of the preceding sentence, or, if such shares are not then listed or traded on an exchange or other market, the fair market value of such shares as determined by an appraiser reasonably agreed to by the parties.

      9.13 Sellers' Representative.  Each Seller appoints [__________] (the
           -----------------------
"SELLERS' REPRESENTATIVE") as its agent and representative with full power and authority to agree, contest or settle any claim or dispute affecting any Seller or Partner made under Articles II or IX and to otherwise act on behalf of the Sellers in accordance with the terms of this Agreement including, without limitation, to direct the amount and manner of the payment of aggregate Basic Purchase Consideration; provided, that the Sellers' Representative may be
                        --------
removed and a successor to the Person originally serving as the Sellers' Representative may be designated in a writing signed by a majority in interest of the Sellers and delivered to CenterPoint in accordance with Section 15.2.
                                                               ------------


                                   ARTICLE X

                               CLOSING CONDITIONS

      10.1 Conditions to Each Party's Obligation to Effect the Merger.  The
           ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

           (a) the Underwriting Agreement related to the IPO shall have been executed and the closing of the sale of CenterPoint Common Stock to the Underwriters pursuant thereto shall have occurred simultaneously with the Closing hereunder;

           (b) the closings of the transactions contemplated under each of the Other Agreements shall have occurred simultaneously with the Closing hereunder, unless terminated in accordance with Section 7.3 of the
                                                     -----------
     applicable Other Agreement;

           (c) the Registration Statements shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

           (d) no preliminary or permanent injunction or other order or decree shall be pending before or issued by any federal or state court which seeks to prevent or prevents the consummation of the IPO, the Merger or any of the Other Mergers shall have been issued and remain in effect;

           (e) the minimum price condition set forth on Schedule 2.1 shall have been satisfied;

           (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or any of the Other Mergers or make the consummation of the Merger or any of the Other Mergers illegal;

           (g) all material governmental and third party waivers, consents and approvals required for the consummation of the Merger or any of the Other Mergers and the transactions contemplated hereby and by the Other Agreements (including, without limitation, any consents listed on Schedules
                                                                       ---------
     4.3.2 or 4.12) shall have been obtained and be in effect;
     -----    ----

           (h) No action, suit or proceeding with respect to the Merger has been filed or threatened by a third party and remains threatened or remains pending before any court, Governmental Authority or regulatory Person;

           (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved by the Sellers in the manner required by any applicable Law and the Partners' Organizational Documents; and

           (j) CenterPoint shall have entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

      10.2 Conditions to Obligation of the Partners, the Sellers and the Company
           ---------------------------------------------------------------------
to Effect the Merger.  Unless waived by HCVT or the Company, the obligation of
--------------------
HCVT, the Partners, the Sellers and the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

           (a) CenterPoint, Pass Mergersub, each Mergersub and each of the Other Founding Companies shall have performed in all material respects their agreements contained in this Agreement and each Other Agreement required to be performed on or prior to the Closing Date and the representations and warranties of CenterPoint contained in this Agreement and each Other Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Sellers shall have received a certificate of the Chief Executive Officer or President of CenterPoint to that effect;

           (b) no Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice public accounting shall have promulgated or formally proposed any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to the Sellers of the Merger;

           (c) the Sellers shall have received an opinion from Katten Muchin & Zavis, dated as of the Closing Date, containing the substantive opinions set forth in Exhibit 10.2(c), the final form of such opinion to be in form
                  ---------------
     and substance reasonably acceptable to HCVT and the Sellers;

           (d) each of the Sellers shall have been afforded the opportunity to enter into an incentive compensation agreement (the "INCENTIVE COMPENSATION AGREEMENT") with CenterPoint substantially in the form attached hereto as Exhibit 10.2(d);
                        ---------------

           (e) CenterPoint shall have delivered to the Company and the Sellers a certificate, dated as of a date no later than ten (10) days prior to the Closing Date, duly issued by the Delaware Secretary of State, showing that CenterPoint is in good standing;

           (f) each of the Sellers, the stockholders or members of the other Founding Companies who are to receive shares of CenterPoint Common Stock pursuant to the Other Agreements, and the other stockholders of CenterPoint other than those acquiring stock in the IPO shall have entered into an agreement (the "STOCKHOLDERS AGREEMENT") substantially in the form attached hereto as Exhibit 10.2(f);
                        ---------------

           (g) all conditions to the Mergers of the other Founding Companies, on substantially the same terms as provided herein, shall have been satisfied or waived by the applicable party and HCVT and/or the Company;

           (h) each of the Sellers shall have been afforded the opportunity to review the executed employment agreement by and between CenterPoint and Robert C. Basten; and

           (i) the Sellers shall have received an opinion from Katten Muchin & Zavis, dated as of the Closing Date and based on certain factual assumptions that for federal income tax purposes there will be no gain or loss recognized with respect to the CenterPoint Common Stock received for their Company Interests in the Merger pursuant to Section 351 of the Code, the final form of such opinion to be in form and substance reasonably acceptable to the Company and the Sellers.

     10.3  Conditions to Obligation of CenterPoint to Effect the Merger.  Unless
           ------------------------------------------------------------
waived by CenterPoint, the obligation of CenterPoint, Pass Mergersub and each Mergersub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the additional following conditions:

          (a) HCVT and the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of HCVT contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and CenterPoint and the Underwriters shall have received a Certificate of the Chief Executive Officer or President of HCVT to that effect;

          (b) the Partners and the Sellers shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and CenterPoint and the Underwriters shall have received a Certificate of each Seller to that effect;

          (c) CenterPoint and the Underwriters shall have received an opinion from Christensen Miller Fink Jacobs Glaser Weil and Shapiro, counsel to HCVT, the Sellers and the Company, dated the Closing Date, in the form attached hereto as Exhibit 10.3(c), the final form of such opinion to be in
                        ---------------
     form and substance reasonably acceptable to the Underwriters and CenterPoint;

          (d) the Company shall, and the Sellers shall have caused Attest Entity to, execute and deliver the Separate Practice Agreement substantially in the form attached hereto as Exhibit 10.3(d)(A) and the Services Agreement
                                 ------------------
     substantially in the form attached hereto as Exhibit 10.3(d)(B);
                                                  ------------------

          (e) each Seller shall have executed and delivered the Incentive Compensation Agreement substantially in the form attached as Exhibit
                                                                  -------
     10.2(d);
     -------

          (f) CenterPoint and the Underwriters shall have received "1 Comfort" letters in customary form from HCVT's independent public accountants, dated the effective date of the Form S-1 and the Closing Date (or such other date reasonably acceptable to CenterPoint), with respect to certain financial statements and other financial information included in the Form S-1 and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total Partners' equity, total revenues and the total and per share amounts of net income;

          (g) HCVT shall have delivered to CenterPoint and the Underwriters a certifi cate, dated as of a date no later than ten (10) days prior to the Closing Date, duly issued by the appropriate Governmental Authority in the state of organization of HCVT and the Company and each Company Subsidiary and, unless waived by CenterPoint, in each state in which HCVT and the Company or any Company Subsidiary is authorized to do business, showing HCVT, the Company or Company Subsidiary (as applicable) is in good standing;

          (h) no Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy shall have promulgated or formally proposed any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to CenterPoint of the Merger;

          (i) the Sellers shall have executed the Stockholders Agreement;

          (j) the Sellers shall have delivered to CenterPoint an instrument in the form attached hereto as Exhibit 10.3(j), dated the Closing Date,
                                 ---------------
     releasing HCVT, the Company (including its subsidiaries) and the Partners from any and all claims of the Sellers against HCVT, the Company (including its subsidiaries) and the Partners and obligations of HCVT, the Company (including its subsidiaries) and the Partners to the Sellers;

          (k) the Company shall have presented evidence satisfactory to CenterPoint of its compliance with the provisions of Section 7.1.4 hereof
                                                          -------------
     including, without limitation that as of the closing the amount of debt of the Company and the Company Subsidiaries shall not exceed the amount reflected on Schedule 2.1 as Debt Assumed by CenterPoint;
                  ------------

          (l) HCVT, the Company, the Sellers and the Partners, as applicable, shall have terminated or have caused the termination of any voting trusts, proxies or other agreements or understandings to which HCVT, the Company, the Sellers or any Partner is a party or is bound with respect to any shares of capital stock or other equity interests of HCVT, the Company or the Partners and shall have provided CenterPoint evidence of such termination that is acceptable to CenterPoint's counsel;

          (m) HCVT and the Sellers shall have caused to be completed (i) the Conversion of the Corporate Partners, (ii) the formation of the Company and consummation of the Asset Transfer, and (iii) the LLC Partner Capitalization and other actions specified in Section 7.5, and shall have
                                                   -----------
     presented evidence of completion of such actions in accordance with Section
                                                                         -------
     7.5;
     ---

          (n) a payoff letter including a statement of per diem interest amounts and other applicable release documents from all institutional lenders or creditors regarding the payment in full of indebtedness at Closing, in each case in form and substance satisfactory to CenterPoint (including, without limitation, applicable UCC-3 termination statements);

          (o) HCVT and/or the Company shall have paid in full any indebtedness owed by HCVT and/or the Company to the Partners, and shall have provided evidence of same reasonably satisfactory to CenterPoint;

           (p) HCVT or Company shall have caused all automobile leases to which HCVT or the Company is a party (together with all vehicle insurance policies and maintenance agreements, if any) to be assigned in full to the individual beneficiary of such lease or terminated, and shall have provided evidence of same reasonably satisfactory to CenterPoint; and

           (q) The secretary of the Company shall have delivered certified copies of the resolutions of the Operating Committee, the Partners and the Sellers approving execution and delivery of this Agreement, the Conversion, the Merger and the other actions agreements and documents necessary or desirable to complete the transactions contemplated herein.

                                  ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

     11.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Closing Date:

           (a)  pursuant to Section 7.3;
                            -----------

           (b)  by HCVT,

                (i) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of HCVT, the Company, the Sellers or the Partners or any of their affiliates or associates;

                (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of HCVT, the Company or any of the Sellers or Partners or any of their affiliates or associates;

                (iii) if CenterPoint (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to CenterPoint; or

           (c)  by CenterPoint,

                (i) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of CenterPoint or any of its stockholders or any of their affiliates or associates;

                (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of CenterPoint or any of its stockholders or any of their affiliates or associates;

                (iii) if HCVT (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to HCVT by CenterPoint;

                (iv) if any of the Partners or the Sellers (A) fail to perform in any material respect any of their material covenants in this Agreement and (B) do not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Sellers' Representative by CenterPoint; or

           (d) by mutual consent of the Boards of Directors (or other applicable governing body) of HCVT and CenterPoint.

     11.2  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either CenterPoint or HCVT, as provided in Section 11.1, this Agreement shall
                                              ------------
forthwith become void and there shall be no further obligation on the part of HCVT, the Company, the Partners, the Sellers, CenterPoint, Pass Mergersub, any Mergersub, or their respective officers or directors (except the obligations set forth in this Section 11.2 and in Sections 8.1, 8.3, 8.5 and Article IX, all of
              ------------        ------------  ---  ---     ----------
which shall survive the termination).  Nothing in this Section 11.2 shall
                                                       ------------
relieve any party from liability for any breach of this Agreement.

     11.3  Amendment.  This Agreement may not be amended except by action taken
           ---------
by the parties' Boards of Directors of CenterPoint and the Company or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. CenterPoint covenants and agrees that it shall not amend, modify or supplement the material terms of any Other Agreement following the Closing without the prior written consent of at least two thirds (2/3/rds/) of the members of CenterPoint's Board of Directors; provided that no waiver of any restriction set forth in Article XII shall be of any effect unless consented to by a majority of
         -----------
the members of CenterPoint's Board of Directors who do not at the time of such proposed waiver hold Restricted Shares within the meaning of this Agreement, any Other Agreement or the Stockholders Agreement.

     11.4  Waiver. At any time prior to the Closing Date, the parties hereto may
           ------
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XII

                             TRANSFER RESTRICTIONS

     12.1  Transfer Restrictions Generally.  Except as provided in Section 12.2,
           -------------------------------                         ------------
for a period of forty-two (42) months from the Closing, the Sellers shall not
(a) sell, assign, exchange, transfer, distribute or otherwise dispose of, in whole or in part, (i) any shares of CenterPoint Common Stock received by the Sellers in the Merger (the "1 RESTRICTED SHARES"), or (ii) any interest (including, without limitation, an option to buy or sell) in any Restricted Shares; or (b) engage in any transaction, whether or not with respect to any Restricted Shares or any interest therein, the intent or effect of which is to reduce the risk of owning the Restricted Shares (including, without limitation, engaging in put, call, short-sale, derivative, straddle or similar market transactions).

     12.2  Release of Restrictions. Effective eighteen (18) months following the
           -----------------------
Closing and every six (6) months thereafter, until all Restricted Shares shall have been released from such restrictions, twenty percent (20%) of the original number of Restricted Shares of each Seller shall no longer be subject to the restrictions set forth in Section 12.1 and shall no longer be deemed Restricted
                          ------------
Shares for any purposes of this Agreement; provided, that, if a Seller's
                                           --------  ----
employment with CenterPoint or its subsidiary is terminated within thirty (30) months of the Closing other than through death, disability, retirement or circumstances approved by the Company's management and reasonably approved by CenterPoint's chief executive officer, the Restricted Shares held by such Seller shall remain subject to the restrictions set forth in Section 12.1 until the
                                                      ------------
fifth anniversary of the Closing Date.  Notwithstanding the foregoing and
Section 12.1, a Seller may (x) at any time pledge or encumber all or part of
------------
such Seller's Restricted Shares, as applicable, provided that the pledgee or secured party agrees in writing to be bound by the provisions contained in
Article XII (y) at any time transfer all or part of such Seller's Restricted
-----------
Shares to another Seller or to an immediate family member (or trust or other estate planning Person), provided, that any such Seller, family member or other
                         --------  ----
Person agrees to in writing to be bound by the provisions contained in Article
                                                                       -------
XII and (z) transfer or cause to be transferred such Seller's Restricted Shares
---
upon such Seller's disability or death.  As used in this Section 12.2, the terms
                                                         ------------
"disability" and "retirement" shall have the meaning ascribed to them in CenterPoint's Employee Incentive Compensation Plan. No attempted transfer of any nature whatsoever that is in violation of this Section shall be treated as effective for any purpose.

     12.3  Legend.  The certificates evidencing the CenterPoint Common Stock
           ------
delivered to the Sellers pursuant to Article II of this Agreement shall bear a
                                     ----------
legend substantially in the form set forth below and containing such other information as CenterPoint may deem necessary or appropriate:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE
           AND THE DISPOSITION THEREOF ARE SUBJECT TO THE

           TERMS OF A MERGER AGREEMENT DATED MARCH __, 1999. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND MAY BE INSPECTED BY THE REGISTERED OWNER OF THIS CERTIFICATE OR A DULY AUTHORIZED REPRESENTATIVE OF SUCH OWNER UPON REQUEST DURING NORMAL BUSINESS HOURS.

     Upon request from any Seller (or a permitted transferee) following the expiration of either all or a part of the restrictions on the transfer of CenterPoint Common Stock set forth in this Article XII, CenterPoint shall
                                           -----------
immediately notify its transfer agent that the applicable shares of CenterPoint Common Stock are no longer Restricted Shares and shall direct the transfer agent to reissue certificates of CenterPoint Common Stock which do not contain a restrictive legend in place of the applicable Restricted Shares. In the event a Seller's request to remove the restrictive legend coincides with his request to sell the CenterPoint Common Stock, CenterPoint shall take such actions as required by its transfer agent to allow the transfer agent to transfer the unrestricted CenterPoint Common Stock free of any restrictive legend.

                                  ARTICLE XII

                                NONCOMPETITION

     13.1  Prohibited Activities. Each Seller agrees severally, and not jointly,
           ---------------------
that such Seller will not, for a period of three (3) years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person:

           (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling or providing accounting, tax, consulting or other related services of a type or nature similar to those sold or provided by the Company at or within one year prior to the date that such Seller commences competition within a fifty (50) mile radius of any office location of the Company or any Company Subsidiary (the "TERRITORY");

           (b) sell or provide any accounting, tax, consulting or other related services of a type or nature similar to those sold or provided by HCVT, the Company or any Company subsidiary to, or solicit for the purpose of selling or providing such services to, any Person that was a customer of HCVT, the Company or any Company Subsidiary at any time during the preceding one (1)- year period or that was known by the Sellers to have been actively being solicited by the Company or any Company Subsidiary to become a customer at any time during such period;

          (c) call upon any Person who is, at that time, within the Territory, an employee of CenterPoint (including the subsidiaries and affiliates thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of CenterPoint (including the subsidiaries and affiliates thereof), or hire such Person; or

          (d) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction (as hereinafter defined) with any Person with respect to which CenterPoint or any subsidiary or affiliate thereof has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the preceding one (1)-year period.

Notwithstanding the foregoing, a Seller may be employed by a customer of the Company or any other Person for the purpose of providing accounting, tax, consulting or other related services of a type or nature similar to those sold or provided by the Company to such customer or other Person, so long as in connection therewith the Seller does not directly or indirectly provide such services to another third party for hire.

     For purposes of this Agreement, an "ACQUISITION TRANSACTION" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Seller from (a) acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter so long as the Seller does not consult with or is not employed by such competitor and (b) owning equity interests in the Company or Attest Entity.

     13.2 Damages.  Because of the difficulty of measuring economic losses to
          -------
CenterPoint as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to CenterPoint for which it would have no other adequate remedy, each Seller agrees that the foregoing covenant may be enforced by CenterPoint in the event of breach by such Sellers, by injunctions and restraining orders.

     13.3 Reasonable Restraint.  It is agreed by the parties hereto that the
          --------------------
foregoing covenants in this Article XIII impose a reasonable restraint on the
                            ------------
Sellers in light of the activities and business of CenterPoint (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of CenterPoint; but it is also the intent of CenterPoint and the Sellers that such covenants be construed and enforced in accordance with the changing activities and business of CenterPoint (including the subsidiaries thereof) throughout the term of this covenant.

     It is further agreed by the parties hereto that, in the event that any Seller who has entered into an employment agreement, incentive compensation agreement or other similar agreement with

CenterPoint and/or any subsidiary thereof as set forth herein shall thereafter cease to be employed thereunder, and such Seller shall enter into a business or pursue other activities not in competition with CenterPoint and/or any subsidiary thereof, or similar activities or business in locations the operations of which, under such circumstances, does not violate this Article
                                                                     -------
XIII and in any event such new such Seller's obligations under this Article
----                                                                -------
XIII, such Seller shall not be business, activities or location are not in
----
violation of this Article XIII or of chargeable with a violation of this Article
                  ------------                                           -------
XIII if CenterPoint and/or any subsidiary thereof shall thereafter enter the
----
same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

     13.4  Severability; Reformation.  The covenants in this Article XIII are
           -------------------------                         ------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     13.5  Independent Covenant. All of the covenants in this Article XIII shall
           --------------------                               ------------
be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Seller against CenterPoint (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CenterPoint of such covenants. It is specifically agreed that the period of three (3) years stated at the beginning of this Article XIII, during which the
                                                ------------
agreements and covenants of each Seller made in this Article XIII shall be
                                                     ------------
effective, shall be computed by excluding from such computation any time during which such Seller is in violation of any provision of this Article XIII;
                                                           ------------
provided, however, in all events CenterPoint shall initiate proceedings to
--------  -------
enforce this Article XIII within four (4) years of the Closing Date.  The
             ------------
covenants contained in this Article XIII shall not be affected by any breach of
                            ------------
any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     13.6  Materiality.  The Company and the Sellers hereby agree that this
           -----------
covenant is a material and substantial part of this transaction.


                                  ARTICLE XIV

                                  [RESERVED]

                                  ARTICLE XV

                              GENERAL PROVISIONS

     15.1  Brokers.  Each of HCVT, the Sellers and the Partners represents and
           -------
warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for any fee described in Schedule 15.1)
                                                                  -------------
or commission in connection with the Acquisition or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. CenterPoint represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CenterPoint or its stockholders (other than underwriting discounts and commission to be paid in connection with the IPO).

     152.  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally, sent by nationally recognized overnight delivery service, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section):

           15.2.1  If to CenterPoint, Pass Mergersub or any Mergersub, to:

                    CenterPoint Advisors, Inc.
                    225 West Washington Street, 16/th/ Floor
                    Chicago, Illinois 60606
                    Attn: Robert Basten

           with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe Street
                    Chicago, Illinois 60661-3693
                    Attn: Howard S. Lanznar, Esq.
                    Facsimile No.: (312) 902-1061

           15.2.2 If to the Company, to:

                    Holthouse Carlin & Van Trigt LLP
                    11845 West Olympic Boulevard, #1177
                    Los Angeles, California 90064
                    Attn: Philip Holthouse
                    Facsimile No.: (310) 477-2633
           with a copy to:

                    Christensen, Miller, Fink, Jacobs, Glaser,
                       Weil and Shapiro
                    2121 Avenue of the Stars, 18/th/ Floor
                    Los Angeles, California 90067
                    Attn: Gary Jacobs
                    Facsimile No.: (310) 556-2920


           15.2.3 If to the Sellers' Representative, any Partner or the Sellers, as applicable, addressed to the addresses set forth on Schedule 15.2.3,
                                                            ---------------
     with copies to such counsel as set forth with respect to each Seller on such Schedule 15.2.3, as applicable.
          ---------------

     15.3  Interpretation.  The table of contents and headings contained in this
           --------------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "HEREIN," "HEREOF" and " HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     15.4  Certain Definitions.  As used in this Agreement, (i) the term
           -------------------
"PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity, firm, association, organization or other business in any form whatsoever or government (whether Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof), (ii) the term "AFFILIATE" shall have the meaning given for that term in Rule 405 under the Securities Act, and shall include each past and present Affiliate of a Person and the members of such Affiliate's immediate family or their spouses or children and any trust the beneficiaries of which are such individuals or relatives, and (iii) an individual will be deemed to have "KNOWLEDGE" of a particular fact or other matter if: (a) such individual is actually aware of such fact or matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter and a prudent individual would conduct such investigation; a Person, other than an individual, will be deemed to have "KNOWLEDGE" of a particular fact or other matter if any individual who is a partner, member or shareholder of such Person or who is otherwise serving, or who has served, as a director, officer, partner, member or trustee (or any capacity) of such Person has, or at any time had, knowledge of such fact or other matter.

     15.5  Entire Agreement; Assignment. This Agreement (including the documents
           ----------------------------
and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, except that (i) CenterPoint may assign this Agreement to any wholly-owned subsidiary of CenterPoint, and (ii) HCVT may assign this Agreement to the Company as contemplated herein.

     15.6  Applicable Law.  This Agreement shall be governed in all respects,
           --------------
including validity, interpretation and effect, by the laws of the State of Illinois applicable to contracts executed and to be performed wholly within such state, without giving effect to its choice of law rules.

     15.7  Counterparts.  This Agreement may be executed via facsimile or
           ------------
otherwise in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     15.8  Parties in Interest.  This Agreement shall be binding upon and inure
           -------------------
solely to the benefit of each party hereto, and their respective successors, permitted assigns, heirs, legal representatives and executors and except as expressly set forth in herein, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

                        CENTERPOINT ADVISORS, INC.

                        /s/ Robert Basten
                        ---------------------------------------------------

                        Name: Robert Basten
                              ---------------------------------------------

                        Its: President and Chief Executive Officer
                             ----------------------------------------------


                        PASS MERGERSUB LLC

                        By: Centerpoint Advisors, Inc., its sole Managing Member

                                     /s/ Robert Basten
                                     -------------------------------------------
                                     By: Robert Basten
                                        ----------------------------------------
                                     Its: President
                                         ---------------------------------------


                        MERGERSUBS:

                        HOLTHOUSE MERGERSUB INC.

                        /s/ Robert Basten
                        --------------------------------------------------------

                        Name: Robert Basten
                              --------------------------------------------------

                        Its: President
                             ---------------------------------------------------


                        CARLIN MERGERSUB INC.

                        /s/ Robert Basten
                        --------------------------------------------------------

                        Name: Robert Basten
                              --------------------------------------------------

                        Its: President
                             ---------------------------------------------------

                         VAN TRIGT MERGERSUB INC.

                         /s/ Robert Basten
                         -------------------------------------------------------

                         Name: Robert Basten
                              --------------------------------------------------

                         Its: President
                             ---------------------------------------------------


                         CHRISTIAN MERGERSUB INC.

                         /s/ Robert Basten
                         -------------------------------------------------------

                         Name: Robert Basten
                              --------------------------------------------------

                         Its: President
                             ---------------------------------------------------


                         HUTCHINS MERGERSUB INC.

                         /s/ Robert Basten
                         -------------------------------------------------------

                         Name: Robert Basten
                              --------------------------------------------------

                         Its: President
                             ---------------------------------------------------


                         SHUMAN MERGERSUB INC.

                         /s/ Robert Basten
                         -------------------------------------------------------

                         Name: Robert Basten
                              --------------------------------------------------

                         Its: President
                             ---------------------------------------------------

                         WARBURTON MERGERSUB INC.

                         /s/ Robert Basten
                         -------------------------------------------------------

                         Name: Robert Basten
                              --------------------------------------------------

                         Its: President
                             ---------------------------------------------------


                         HOLTHOUSE CARLIN & VAN TRIGT LLP

                         /s/ James S. Carlin
                         -------------------------------------------------------

                         Name: James S. Carlin
                              --------------------------------------------------

                         Its: President of Corporate Managing Operations
                             ---------------------------------------------------


                         CORPORATE PARTNERS:

                         JAMES S. CARLIN,
                         AN ACCOUNTANCY CORPORATION


                         /s/ James S. Carlin
                         -------------------------------------------------------
                         James S. Carlin, President


                         BLAKE E. CHRISTIAN,
                         AN ACCOUNTANCY CORPORATION


                         /s/ Blake E. Christian
                         -------------------------------------------------------
                         Blake E. Christian, President


                         PHILIP J. HOLTHOUSE,
                         AN ACCOUNTANCY CORPORATION


                         /s/ Philip J. Holthouse
                         -------------------------------------------------------
                         Philip J. Holthouse, President

                         GREGGORY J. HUTCHINS,
                         AN ACCOUNTANCY CORPORATION


                         /s/ Greggory J. Hutchins
                         ---------------------------------
                         Greggory J. Hutchins, President


                         ZACHARY G. SHUMAN,
                         AN ACCOUNTANCY CORPORATION


                         /s/ Zachary G. Shuman
                         ---------------------------------
                         Zachary G. Shuman, President


                         JOHN E. VAN TRIGT,
                         AN ACCOUNTANCY CORPORATION


                         /s/ John E. Van Trigt
                         ---------------------------------
                         John E. Van Trigt, President


                         WILLIAM WARBURTON,
                         AN ACCOUNTANCY CORPORATION


                         /s/ William Warburton
                         ---------------------------------
                         William Warburton, President


                         LLC PARTNER:

                         J. PASS LLC

                         /s/ Janet L. Pass
                         ---------------------------------
                         Janet L. Pass, Managing Member

                         MEMBER:

                         /s/ Janet L. Pass
                         -------------------------------
                         Janet L. Pass


                         STOCKHOLDERS:


                         /s/ James S. Carlin
                         -------------------------------
                         James S. Carlin


                         /s/ Blake E. Christian
                         -------------------------------
                         Blake E. Christian


                         /s/ Philip J. Holthouse
                         -------------------------------
                         Philip J. Holthouse


                         /s/ Greggory J. Hutchins
                         -------------------------------
                         Greggory J. Hutchins


                         /s/ Zachary G. Shuman
                         -------------------------------
                         Zachary G. Shuman


                         /s/ John E. Van Trigt
                         -------------------------------
                         John E. Van Trigt


                         /s/ William Warburton
                         -------------------------------
                         William Warburton

                                       72